UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
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National Oilwell Varco, Inc.

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NATIONAL OILWELL VARCO, INC.
7909 Parkwood Circle Drive
Houston, Texas 77036
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 14, 2008

DATE:	Wednesday, May 14, 2008
TIME:	10:00 a.m. (Houston time)
PLACE:	Houston Marriott Westchase
2900 Briarpark Drive
Houston, Texas 77042
The 2008 annual meeting of stockholders of National Oilwell Varco, Inc. will be held at the Houston Marriott Westchase, 2900 Briarpark Drive, Houston, Texas on Wednesday, May 14, 2008, at 10:00 a.m. local time, for the following purposes:
1.	To elect two directors to hold office for a three-year term;

2.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the company for 2008;

3.	To consider and vote on the approval of the National Oilwell Varco, Inc. Annual Cash Incentive Plan for Executive Officers; and

4.	To consider and act upon any other matters that may properly come before the annual meeting or any postponement or adjournment thereof.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR, FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR 2008 AND FOR THE PROPOSAL TO APPROVE THE NATIONAL OILWELL VARCO, INC. ANNUAL CASH INCENTIVE PLAN FOR EXECUTIVE OFFICERS.
The Board of Directors has set March 27, 2008 as the record date for the annual meeting of the stockholders (“Annual Meeting”). If you were a stockholder of record at the close of business on March 27, 2008, you are entitled to vote at the Annual Meeting. A complete list of these stockholders will be available for examination at the Annual Meeting and during ordinary business hours at our offices at 7909 Parkwood Circle Drive, Houston, Texas for a period of ten days prior to the Annual Meeting.
You are cordially invited to join us at the Annual Meeting. However, to ensure your representation, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. You may revoke your proxy at any time if you wish to attend and vote in person.

By Order of the Board of Directors

/s/ Dwight W. Rettig

Dwight W. Rettig
Vice President, General Counsel and Secretary
Houston, Texas
April 4, 2008

NATIONAL OILWELL VARCO, INC.
7909 Parkwood Circle Drive
Houston, Texas 77036
PROXY STATEMENT
Except as otherwise specifically noted in this Proxy Statement, “we,” “our,” “us,” and similar words in this Proxy Statement refer to National Oilwell Varco, Inc. In addition, we refer to National Oilwell Varco, Inc. as the “Company.”

ANNUAL MEETING:	Date:	Wednesday, May 14, 2008
	Time:	10:00 a.m. (Houston time)
	Place:	Houston Marriott Westchase
2900 Briarpark Drive
Houston, Texas 77042

AGENDA:	Proposal 1: For the election of two nominees as directors of the Company for a term of three years.

Proposal 2: For the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company.

Proposal 3: For the approval of the National Oilwell Varco, Inc. Annual Cash Incentive Plan for Executive Officers.

RECORD DATE/WHO CAN VOTE:	All stockholders of record at the close of business on March 27, 2008 are entitled to vote. The only class of securities entitled to vote at the Annual Meeting is National Oilwell Varco common stock. Holders of National Oilwell Varco common stock are entitled to one vote per share at the Annual Meeting.

PROXIES SOLICITED BY:	Your vote and proxy is being solicited by the Board of Directors for use at the Annual Meeting. This Proxy Statement and enclosed proxy card is being sent on behalf of the Board of Directors to all stockholders beginning on or about April 4, 2008. By completing, signing and returning your proxy card, you will authorize the persons named on the proxy card to vote your shares according to your instructions.

PROXIES:	If your properly executed proxy does not indicate how you wish to vote your common stock, the persons named on the proxy card will vote FOR election of the two nominees for director (Proposal 1), FOR the ratification of the appointment of Ernst & Young LLP as independent auditors (Proposal 2), and FOR the approval of the National Oilwell Varco, Inc. Annual Cash Incentive Plan for Executive Officers (Proposal 3).

REVOKING YOUR	You can revoke your proxy at any time prior to the time that the

PROXY:	vote is taken at the meeting by: (i) filing a written notice revoking your proxy; (ii) filing another proxy bearing a later date; or (iii) casting your vote in person at the Annual Meeting. Your last vote will be the vote that is counted.

QUORUM:	As of March 27, 2008, there were 357,809,633 shares of National Oilwell Varco common stock issued and outstanding. The holders of these shares have the right to cast one vote for each share held by them. The presence, in person or by proxy, of stockholders entitled to cast at least 178,904,817 votes constitutes a quorum for adopting the proposals at the Annual Meeting. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining a quorum, as will broker non-votes. A broker non-vote occurs when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given. If you have properly signed and returned your proxy card by mail, you will be considered part of the quorum, and the persons named on the proxy card will vote your shares as you have instructed them.

MULTIPLE PROXY CARDS:	If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

HOUSEHOLDING:	The U.S. Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a copy of these materials, other than the Proxy Card, to those stockholders. This process, which is commonly referred to as “householding,” can mean extra convenience for stockholders and cost savings for the Company. Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record. Through householding, stockholders of record who have the same address and last name will receive only one copy of our Proxy Statement and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate Proxy Cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of Proxy Statements and Annual Reports, or if you hold stock in more than one account and wish to receive only a single copy of the Proxy Statement or Annual Report for your household, please contact Broadridge Householding Department, in writing, at 51 Mercedes Way, Edgewood, New York 11717, or by phone at (800) 542-1061. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker if you are a beneficial stockholder.

COST OF PROXY SOLICITATION:	We have retained InvestorCom, Inc. to solicit proxies from our stockholders at an estimated fee of $4,500, plus expenses. This fee does not include the costs of preparing, printing, assembling, delivering and mailing the Proxy Statement. The Company will pay for the cost of soliciting proxies. Some of our directors, officers and employees may also solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on Wednesday, May 14, 2008.
The Company’s 2008 Proxy Statement and the Annual Report to Stockholders for the year ended 2007 are also available at www.nov.com/investor/investor.asp.
For directions to the Annual Meeting, please contact investor relations at 713-346-7500.
PLEASE VOTE — YOUR VOTE IS IMPORTANT

ELECTION OF DIRECTORS
PROPOSAL NO. 1 ON THE PROXY CARD
The Board of Directors of National Oilwell Varco (the “Board”) is divided into three classes, each class serving a term of three years. Directors whose terms expire this year include: Robert E. Beauchamp and Jeffery A. Smisek.
Robert E. Beauchamp and Jeffery A. Smisek are nominees for directors for a three-year term expiring at the Annual Meeting in 2011, or when their successors are elected and qualified. We believe each of the nominees will be able to serve if elected. However, if any nominee is unable to serve, the remaining members of the Board have authority to nominate another person, elect a substitute, or reduce the size of the Board. Directors whose terms expire in 2009 and 2010 will continue to serve in accordance with their prior election or appointment. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Vote Required for Approval
National Oilwell Varco’s Bylaws require that each director be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Whether an election is contested or not is determined as of a date that is fourteen days in advance of when we file our definitive proxy statement with the SEC; this year’s election was determined to be an uncontested election, and the majority vote standard will apply. If a nominee who is serving as a director is not elected at the annual meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws and Corporate Governance Guidelines, each director must submit an advance, contingent, irrevocable resignation that the Board may accept if the director fails to be elected through a majority vote. In that situation, the Nominating/Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board will act on the Nominating/Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety days from the date the election results are certified. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the annual meeting, Delaware law provides that the nominee does not serve on the Board as a “holdover director.” In 2008, all director nominees are currently serving on the Board.
Information Regarding Nominees for Director for Terms Expiring in 2011:

		Expiration		Year
		Date of		First
		Current		Became
Name	Age	Term	Biography	Director
Robert E. Beauchamp	48	2008	Mr. Beauchamp has been a Director of the Company since August 2002. Since 1988, he has served in various capacities at BMC Software, Inc., a leading provider of enterprise management solutions, most recently as President and Chief Executive Officer and as a director. During his career with BMC, he also served as senior vice president of research & development, vice president of strategic marketing and corporate development, and director of strategic marketing.	2002

		Expiration		Year
		Date of		First
		Current		Became
Name	Age	Term	Biography	Director
Jeffery A. Smisek	53	2008	Mr. Smisek has been a Director of the Company since March 2005. Mr. Smisek served as a Director of Varco (and its predecessor, Tuboscope Inc.) from February 1998 until its merger with the Company on March 11, 2005. Since December 30, 2004, Mr. Smisek has served as President and a director of Continental Airlines, Inc. Mr. Smisek previously served Continental Airlines, Inc. as: Executive Vice President from March 2003 until December 2004; and Executive Vice President — Corporate from May 2001 until March 2003.	2005
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR.
Information Regarding Continuing Directors:

		Expiration		Year
		Date of		First
		Current		Became
Name	Age	Term	Biography	Director
Merrill A. Miller, Jr.	57	2009	Mr. Miller has been a Director of the Company since May 2001 and Chairman of the Board since July 22, 2005. He also served as Chairman of the Board from May 2002 through March 11, 2005. He served as the Company’s Chief Operating Officer from November 2000 through March 11, 2005. He has served as President since November 2000 and as Chief Executive Officer since May 2001. He has served in various senior executive positions with National Oilwell since February 1996. Mr. Miller also serves as a director of Chesapeake Energy Corporation, a company engaged in the development, acquisition, production, exploration, and marketing of onshore oil and natural gas properties in the United States.	2001

		Expiration		Year
		Date of		First
		Current		Became
Name	Age	Term	Biography	Director
Greg L. Armstrong	49	2009	Mr. Armstrong has been a Director of the Company since March 2005. Mr. Armstrong served as a Director of Varco from May 20, 2004 until its merger with the Company on March 11, 2005. Since 1998, he has been the Chairman of the Board and Chief Executive Officer of Plains All American GP LLC, the general partner and controlling entity of Plains All American Pipeline, L.P., a publicly traded master limited partnership engaged in the business of marketing, gathering, transporting, terminalling and storing crude oil. Mr. Armstrong is a member of the National Petroleum Council and a member of the Board of BreitBurn Energy Partners.	2005

Ben A. Guill	57	2010	Mr. Guill has served as a Director of the Company since 1999. Until April 2007, he was President of First Reserve Corporation, a corporate manager of private investments focusing on the energy and energy-related sectors, which he joined in September 1998. Prior to joining First Reserve, Mr. Guill was the Managing Director and Co-head of Investment Banking of Simmons & Company International, an investment-banking firm specializing in the oil service industry. Mr. Guill also serves as a director of the general partner of Cheniere Energy Partners, L.P. and as a director of Trico Marine Services, Inc.	1999

David D. Harrison	60	2009	Mr. Harrison has been a Director of the Company since August 2003. He has served as Executive Vice President and Chief Financial Officer of Pentair, Inc., a diversified manufacturer in water technologies and enclosures businesses, since February 2000 until his retirement in February 2007. He also served as Executive Vice President and Chief Financial Officer of Pentair, Inc. from 1994 to 1996. From 1972 through 1994, Mr. Harrison held various domestic and international finance positions with a combination of General Electric and Borg-Warner Chemicals. Mr. Harrison serves as a director of Navistar International Corporation, a holding company whose wholly owned subsidiaries produce International® brand commercial trucks, MaxxForce brand diesel engines, IC brand school buses, and Workhorse brand chassis for motor homes and step vans.	2003

		Expiration		Year
		Date of		First
		Current		Became
Name	Age	Term	Biography	Director
Roger L. Jarvis	54	2010	Mr. Jarvis has been a Director of the Company since February 2002. Since 2007, he has served as Chairman, Chief Executive Officer and President of Common Resources LLC, a privately held company engaged in the business of exploration for and production of hydrocarbons in the United States. He served as President, Chief Executive Officer and Director of Spinnaker Exploration Company, a natural gas and oil exploration and production company, from 1996 and as its Chairman of the Board from 1998, until its acquisition by Norsk Hydro ASA in December 2005.	2002

Eric L. Mattson	56	2010	Mr. Mattson has been a Director of the Company since March 2005. Mr. Mattson served as a Director of Varco (and its predecessor, Tuboscope Inc.) from January 1994 until its merger with the Company on March 11, 2005. Mr. Mattson has served as Senior Vice President and Chief Financial Officer of VeriCenter, Inc., a private provider of managed hosting services, since 2003, until its acquisition in August 2007. From November 2002 until October 2003, Mr. Mattson worked as an independent consultant. Mr. Mattson was the Chief Financial Officer of Netrail, Inc., a private Internet backbone and broadband service provider, from September 1999 until November 2002. From July 1993 until May 1999, Mr. Mattson served as Senior Vice President and Chief Financial Officer of Baker Hughes Incorporated, a provider of products and services to the oil, gas and process industries.	2005

COMMITTEES AND MEETINGS OF THE BOARD
Committees
The Board of Directors had the following standing committees: Audit, Compensation, and Nominating/Corporate Governance.
Number of Meetings Held in 2007

Board of Directors	6
Audit Committee	5
Compensation Committee	3
Nominating/Corporate Governance Committee	3
Attendance at Meetings
Each incumbent director attended at least 75% of the meetings of the Board and committees of which that director was a member.
Audit Committee
Messrs. Harrison (Chairman), Armstrong, Guill and Mattson are the current members of the Audit Committee. All members of this committee are “independent” within the meaning of the rules governing audit committees by the New York Stock Exchange, or NYSE.
The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:
▪	monitor the integrity of the Company’s financial statements, financial reporting processes, systems of internal controls regarding finance, and disclosure controls and procedures;

▪	select and appoint the Company’s independent auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the Company’s independent auditors, and establish the fees and other compensation to be paid to the independent auditors;

▪	monitor the independence and performance of the Company’s independent auditors and internal audit function;

▪	establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among the independent auditors, management, the internal audit function and the Board of Directors;

▪	prepare an audit committee report as required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement; and

▪	monitor the Company’s compliance with legal and regulatory requirements.
A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix I, and is also available on the Company’s website, www.nov.com, under the Investor Relations/Corporate Governance section.

Audit Committee Financial Expert
The Board of Directors has determined that all members of the Audit Committee meet the NYSE standard of having accounting or related financial management expertise and meet the SEC’s criteria of an Audit Committee Financial Expert.
Compensation Committee
Messrs. Smisek (Chairman), Guill and Jarvis are the current members of the Compensation Committee. All members of the Compensation Committee are independent as defined by the applicable NYSE listing standards.
The Compensation Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:
▪	discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers;

▪	approve and evaluate all compensation of directors and executive officers, including salaries, bonuses, and compensation plans, policies and programs of the Company; and

▪	administer all plans of the Company under which shares of common stock may be acquired by directors or executive officers of the Company.
A copy of the Compensation Committee Charter is attached to this Proxy Statement as Appendix II, and is also available on the Company’s website, www.nov.com, under the Investor Relations/Corporate Governance section.
Compensation Committee Interlocks and Insider Participation. During 2007, Messrs. Smisek, Beauchamp and Guill served on the Compensation Committee. Except as described in the following sentence, none of these members is a former or current officer or employee of the Company or any of its subsidiaries, is involved in a relationship requiring disclosure as an interlocking executive officer/director, or had any relationship requiring disclosure under Item 404 of Regulation S-K.
In February 2008, the Company and Mr. Beauchamp learned that Mr. Beauchamp’s brother-in-law serves as Chief Executive Officer of a vendor of the Company. During 2007, this vendor received approximately $3 million in payments from the Company. Due to this relationship, Mr. Beauchamp could not be considered an independent director under applicable NYSE listing standards. As a result, Mr. Beauchamp resigned from the Compensation Committee effective February 14, 2008, and was replaced by Roger L. Jarvis. See “Corporate Governance — NYSE Corporate Governance Matters” below.
Nominating/Corporate Governance Committee
Messrs. Jarvis (Chairman), Mattson and Smisek are the current members of the Nominating/Corporate Governance Committee. All members of the Nominating/Corporate Governance Committee are independent as defined by the applicable NYSE listing standards.

The Nominating/Corporate Governance Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:
▪	ensure that the Board and its committees are appropriately constituted so that the Board and directors may effectively meet their fiduciary obligations to stockholders and the Company;

▪	identify individuals qualified to become Board members and recommend to the Board director nominees for each annual meeting of stockholders and candidates to fill vacancies in the Board;

▪	recommend to the Board annually the directors to be appointed to Board committees;

▪	monitor, review, and recommend, when necessary, any changes to the Corporate Governance Guidelines; and

▪	monitor and evaluate annually the effectiveness of the Board and management of the Company, including their effectiveness in implementing the policies and principles of the Corporate Governance Guidelines.
A copy of the Nominating/Corporate Governance Committee Charter is attached to this Proxy Statement as Appendix III, and is also available on the Company’s website, www.nov.com, under the Investor Relations/Corporate Governance section.
During 2007, Messrs. Beauchamp (Chairman), Jarvis and Smisek served on the Nominating/Corporate Governance Committee. In February 2008, the Company and Mr. Beauchamp learned that Mr. Beauchamp’s brother-in-law serves as Chief Executive Officer of a vendor of the Company. During 2007, this vendor received approximately $3 million in payments from the Company. Due to this relationship, Mr. Beauchamp could not be considered an independent director under applicable NYSE listing standards. As a result, Mr. Beauchamp resigned from the Nominating/Corporate Governance Committee effective February 14, 2008, and was replaced by Eric L. Mattson. See “Corporate Governance — NYSE Corporate Governance Matters” below.
Director Nominees
The Nominating/Corporate Governance Committee has the responsibility of identifying candidates for election as directors, reviewing background information relating to candidates for director, and recommending to the Board of Directors nominees for directors to be submitted to stockholders for election. It is the policy of the committee to consider director candidates recommended by stockholders. Nominees to be evaluated by the Nominating/Corporate Governance Committee are selected by the committee from candidates recommended by multiple sources, including other directors, management, stockholders, and candidates identified by independent search firms (which firms may be paid by the Company for their services), all of whom will be evaluated based on the same criteria. As of March 27, 2008, we had not received any recommendations from stockholders for potential director candidates. All of the current nominees for director are standing members of the Board that are proposed by the entire Board for re-election. Written suggestions for nominees should be sent to the Secretary of the Company at the address listed below.
The Board of Directors believes that nominees should reflect the following characteristics:
▪	have a reputation for integrity, honesty, candor, fairness and discretion;

▪	be knowledgeable, or willing to become so quickly, in the critical aspects of the Company’s businesses and operations;

▪	be experienced and skillful in serving as a competent overseer of, and trusted advisor to, the senior management of at least one substantial enterprise; and

▪	have a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the full scope of the Company’s operations and interests.
Any stockholder of record who is entitled to vote for the election of directors may nominate persons for election as directors if timely written notice in proper form of the intent to make a nomination at the Annual Meeting is received by the Company at National Oilwell Varco, Inc., 7909 Parkwood Circle Drive — 7th Floor, Houston, TX 77036, Attention: Dwight W. Rettig, Secretary. The notice must be received no later than April 14, 2008 — 10 days after the first public notice of the Annual Meeting is first sent to stockholders. To be in proper form, the notice must contain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had such nominee been nominated by the Board of Directors.

AUDIT COMMITTEE REPORT
The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic combined and separate meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.
The Board of Directors has determined that all of the members of the Audit Committee are independent based on the guidelines set forth by the NYSE and SEC rules for the independence of Audit Committee members. The Audit Committee held five (5) meetings in 2007, and at each regularly scheduled quarterly meeting met in executive session with both the internal audit director and the independent audit partner, without management being present.
The Audit Committee reviewed and discussed with senior management the audited financial statements included in the Company’s Annual Report on Form 10-K. Management has confirmed to the Audit Committee that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles.
The Audit Committee discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Codification of Statements on Auditing Standards, AU Sec. 380), as may be modified or supplemented. SAS No. 61 requires independent auditors to communicate certain matters related to the conduct of an audit to those who have responsibility for oversight of the financial reporting process, specifically the audit committee. Among the matters to be communicated to the audit committee are: (1) methods used to account for significant unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (4) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements. In addition, the Audit Committee reviewed with Ernst & Young their judgment as to the quality, not just the acceptability, of the Company’s accounting principles.
The Audit Committee received from Ernst & Young a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company. Ernst & Young LLP has discussed its independence with the Audit Committee, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.
Based on the review of the financial statements, the discussion with Ernst & Young regarding SAS No. 61, Independence Standards Board Standard No. 1, and receipt from them of the required written disclosures, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2007 Annual Report on Form 10-K.

Notwithstanding the foregoing, the Audit Committee’s charter clarifies that it is not the Audit Committee’s duty to conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of financial statements in accordance with GAAP. Management is also responsible for assuring compliance with laws and regulations and the Company’s corporate policies, subject to Audit Committee’s oversight in the areas covered by the Audit Committee’s charter. The independent auditors are responsible for expressing opinions on those financial statements and on the effectiveness of the Company’s internal control over financial reporting.
Members of the Audit Committee
David D. Harrison, Committee Chairman
Greg L. Armstrong
Ben A. Guill
Eric L. Mattson

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 2 ON THE PROXY CARD
Information Regarding our Independent Auditors
The Audit Committee of the Board of Directors has reappointed Ernst & Young LLP as independent auditors for 2008. Stockholders are being asked to vote upon the ratification of the appointment. Representatives of Ernst & Young will attend the Annual Meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.
Vote Required for Approval
The proposal to ratify the appointment of Ernst & Young LLP as independent auditors will require approval by a majority of the votes cast on the meeting. In accordance with NYSE rules, a proposal to ratify independent auditors is considered to be a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions within the time period specified in the voting instructions submitted by such brokerage firms. Abstentions, which will be counted as votes present for the purpose of determining a quorum, will have the effect of a vote against the proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, we will vote them for the ratification of the appointment of Ernst & Young LLP as independent auditors.
Audit Fees
The Audit Committee pre-approves all services provided by the Company’s independent auditors to the Company and its subsidiaries. Consideration and approval of such services generally occurs in the regularly scheduled quarterly meetings of the Audit Committee. The Audit Committee has delegated the Chairman of the Audit Committee to pre-approve allowed non-audit services, subject to review by the full committee at the next regularly scheduled meeting. The Audit Committee has considered whether the provision of all services other than those rendered for the audit of the Company’s financial statements is compatible with maintaining Ernst & Young’s independence and has concluded that their independence is not compromised.
The following table sets forth Ernst & Young LLP’s fees for services rendered during 2006 and 2007. All 2007 services provided by Ernst & Young LLP were pre-approved by the Audit Committee.

	2007	2006
	(in thousands)
Audit Fees	$4,941	$4,635
Audit Related Fees(1)	90	261
Tax Fees(2)	1,704	653
All Other Fees	—	—

Total	$6,735	$5,549

(1)	Consists primarily of fees for employee benefit plans, due diligence related to acquisition transactions, and accounting consultations.

(2)	Consists primarily of fees for compliance, planning and advice with respect to various domestic and foreign corporate tax matters.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.

APPROVAL OF THE NATIONAL OILWELL VARCO, INC.
EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN
PROPOSAL NO. 3 ON THE PROXY CARD
The Board has adopted, and the stockholders are being asked to approve, the National Oilwell Varco, Inc. Annual Cash Incentive Plan for Executive Officers (the “Bonus Plan”).
Vote Required for Approval
The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal is required to approve Proposal No. 3.
Description of the Plan
The following summary describes briefly the principal features of the Bonus Plan, and is qualified in its entirety by reference to the full text of the Bonus Plan, which is provided as Annex I to this Proxy Statement.
General
The Bonus Plan is designed to benefit the Company and its stockholders by providing certain officers of the Company with incentive compensation that is tied to the achievement of specified performance goals. The Compensation Committee of the Board of Directors will select on an annual basis officers of the Company who will participate in the Bonus Plan.
The Bonus Plan will be administered by the Compensation Committee in accordance with the terms of the Bonus Plan. The Compensation Committee has the authority to: (i) manage the operation and administration of the Bonus Plan, (ii) interpret the Bonus Plan, (iii) select the executives who are eligible to participate in the Bonus Plan, (iv) establish the performance objectives and corresponding award opportunities for each participant, (v) approve all awards, and (vi) make all other decisions and to take all other actions necessary or appropriate for the proper administration of the Bonus Plan.
Performance Objectives and Incentive Awards
For each calendar year, the Compensation Committee will determine the performance objectives and the corresponding incentive award opportunities for each participant expressed as a percentage of such participant’s base salary. Performance objectives may be expressed in terms of one or more of the following performance criteria (with respect to the Company, any of its subsidiaries or divisions, operating unit or product line):
•	net earnings (either before or after interest, taxes, depreciation and/or amortization);

•	sales;

•	revenue;

•	net income (either before or after taxes);

•	operating profit;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	cash flow return on capital;

•	return on net assets;

•	return on stockholders’ equity;

•	return on assets;

•	return on capital;

•	stockholder returns;

•	return on sales;

•	gross or net profit margin;

•	customer or sales channel revenue or profitability;

•	productivity;

•	expense targets;

•	margins;

•	cost reductions;

•	controls or savings;

•	operating efficiency;

•	customer satisfaction;

•	working capital;

•	strategic initiatives;

•	economic value added;

•	earnings per share;

•	earnings per share from operations;

•	price per share of stock; and

•	market share.
Performance objectives may be stated in absolute terms or based on comparisons to peer group companies or indices to be achieved during a calendar year.
The Compensation Committee shall determine after the end of each calendar year the extent to which the performance objectives set for each participant were achieved, and shall certify in writing the extent to which the objectives have been achieved. Each award, if any, shall be paid in a cash lump sum as soon as practicable following the Compensation Committee’s certification. The maximum award any participant may receive for any calendar year is $5 million. The relative benefits or amounts that will be received by or allocated to the various categories of eligible participants under the Bonus Plan during the life of the Bonus Plan are currently not determinable.
Tax Matters
Section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any taxable year with respect to each “covered employee” within the meaning of Section 162(m). However, certain “performance-based compensation” is not subject to the deduction limit if the compensation is paid based solely on the attainment of pre-established objective performance measures established by a committee of outside directors and the Bonus Plan providing for such compensation is approved by the stockholders. The Bonus Plan is designed to meet these requirements. To qualify, we are seeking stockholder approval of the Bonus Plan.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN.

CORPORATE GOVERNANCE
National Oilwell Varco’s Board of Directors is committed to promoting transparency in reporting information about the Company, complying with the spirit as well as the literal requirements of applicable laws, rules and regulations, and corporate behavior that conforms to corporate governance standards that substantially exceed the consensus view of minimum acceptable corporate governance standards. The Board of Directors adopted Corporate Governance Guidelines which established provisions for the Board’s composition and function, Board committees and committee membership, evaluation of director independence, the roles of the Chairman of the Board, the Chief Executive Officer and the Lead Director, the evaluation of the Chief Executive Officer, regular meetings of non-management directors, board conduct and review, selection and orientation of directors, director compensation, access to management and independent advisors, and annual review of the Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines is attached to this Proxy Statement as Appendix IV, and is also available on the Company’s website, www.nov.com, under the Investor Relations/Corporate Governance section. The Company will furnish print copies of the Corporate Governance Guidelines, as well as its Committee charters, to interested stockholders without charge, upon request. Written requests for such copies should be addressed to: Dwight W. Rettig, Secretary, National Oilwell Varco, Inc., 7909 Parkwood Circle Drive, Houston, Texas 77036.
Director Independence
The Corporate Governance Guidelines address, among other things, standards for evaluating the independence of the Company’s directors. The Board undertakes an annual review of director independence and considers transactions and relationships during the prior year between each director or any member of his or her immediate family and the Company and its affiliates, including those reported under “Certain Relationships and Related Transactions” in this Proxy Statement. In February 2008, as a result of this annual review, the Board affirmatively determined that a majority of the members of the Board of Directors are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines. The following directors were affirmed as independent: Greg L. Armstrong, Ben A. Guill, David D. Harrison, Roger L. Jarvis, Eric L. Mattson, and Jeffery A. Smisek.
Lead Director
The non-management members of the Board of Directors have appointed Greg L. Armstrong as Lead Director. The Lead Director is responsible for developing the agenda for, and presiding over the executive sessions of, the Board’s non-management directors, and for acting as principal liaison between the non-management directors and the chief executive officer on matters dealt with in executive session.
Policies on Business Ethics and Conduct
The Company has a long-standing Business Ethics Policy. In April 2003, the Board adopted the Code of Business Conduct and Ethics For Members of the Board of Directors and Executive Officers and the Code of Ethics for Senior Financial Officers. These codes are designed to focus the Board and management on areas of ethical risk, provide guidance to personnel to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help to foster a culture of honesty and accountability. As set forth in the Corporate Governance Guidelines, the Board may not waive the application of the Company’s policies on business ethics and conduct for any Director or Executive Officer. Copies of the Code of Business Conduct and Ethics For Members of the Board of Directors and Executive Officers and the Code of Ethics for Senior Financial Officers (attached to this Proxy Statement as Appendixes V and VI, respectively), as well as the code of ethics applicable to employees of the Company, are available on the Company’s website, www.nov.com, under the Investor Relations/Corporate Governance section. The Company will furnish print copies of these Codes to interested stockholders without charge, upon request. Written requests for such copies should be addressed to: Dwight W. Rettig, Secretary, National Oilwell Varco, Inc., 7909 Parkwood Circle Drive, Houston, Texas 77036.
Communications with Directors
The Board has provided a process for interested parties to communicate with our non-management directors. Parties wishing to communicate confidentially with our non-management directors may do so by calling 1-800-372-3956. This procedure is described on the Company’s website, www.nov.com, in the Investor Relations/Corporate Governance section. Calls to this number will be answered by an independent, automated system 24 hours a day, 365 days a year. A transcript of the call will be delivered to a member of the Audit Committee. Parties wishing to send written communications to the Board, other than sales-related communications, should send a letter addressed to the member or members of the Board to whom the communication is directed, care of the Secretary, National Oilwell Varco, Inc., 7909 Parkwood Circle Drive, Houston, Texas, 77036. All such communications will be forwarded to the Board member or members specified.
Director Attendance at Annual Meetings
The Company does not have a formal policy with respect to director attendance at annual stockholder meetings. In 2007, all members of the Board were in attendance at the annual meeting.
NYSE Corporate Governance Matters
As a listed company with the NYSE, our Chief Executive Officer, as required under Section 303A.12(a) of the NYSE Listed Company Manual, must certify to the NYSE each year whether or not he is aware of any violation by the company of NYSE Corporate Governance listing standards as of the date of the certification. On June 6, 2007, the Company’s Chief Executive Officer submitted such a certification to the NYSE which stated that he was not aware of any violation by the Company of the NYSE Corporate Governance listing standards.
In February 2008, the Company’s Chief Executive Officer notified the NYSE that the Company had become aware that Mr. Robert E. Beauchamp, a current director, did not qualify as an independent director as defined in Section 303A.02 of the NYSE Listed Company Manual. While conducting its annual corporate governance compliance review to confirm the independence of the Company’s directors, the Company and Mr. Beauchamp became aware that Mr. Beauchamp’s brother-in-law is the Chief Executive Officer of a vendor of the Company, which received payments from the Company of approximately $3 million in 2007. These payments exceed the amounts permitted under the NYSE’s independence standards in Section 303A.02(b)(v). Sections 303A.04 and 303A.05 of the NYSE Listed Company Manual require that all members of the Nominating/Corporate Governance Committee and Compensation Committee, respectively, must be independent. Due to his lack of independence, Mr. Beauchamp immediately resigned as Chair and a member of the Nominating/Corporate Governance Committee and as a member of the Compensation Committee in order for both committees to be in compliance with the NYSE’s independence rules concerning these committees. The Board of Directors appointed Eric L. Mattson to serve as an additional member of the Nominating/Corporate Governance Committee and for Roger L. Jarvis to serve as Chair of that committee, and appointed Mr. Jarvis to serve as an additional member of the Compensation Committee.
On February 29, 2008, the Company filed its 2007 Form 10-K with the SEC, which included as Exhibits 31.1 and 31.2 the Chief Executive Officer and Chief Financial Officer certifications required under Section 302 of the Sarbanes-Oxley Act of 2002.

EXECUTIVE OFFICERS
The following persons are our current executive officers. The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board of Directors. None of the executive officers, directors, or nominees for director has any family relationships with each other.

Name	Age	Position	Biography
Merrill A. Miller, Jr.	57	President and Chief Executive Officer	Mr. Miller has served as the Company’s President since November 2000, Chief Executive Officer since May 2001 and Chairman of the Board since July 22, 2005. Mr. Miller also served as Chairman of the Board from May 2002 through March 11, 2005. He served as the Company’s Chief Operating Officer from November 2000 through March 11, 2005. He has served in various senior executive positions with the Company since February 1996. Mr. Miller also serves as a director of Chesapeake Energy Corporation, a company engaged in the development, acquisition, production, exploration, and marketing of onshore oil and natural gas properties in the United States.

Robert W. Blanchard	46	Vice President, Corporate Controller and Chief Accounting Officer	Mr. Blanchard has served as the Company’s Vice President, Corporate Controller and Chief Accounting Officer since May, 2005. Mr. Blanchard served as Controller of Varco from 1999 and as its Vice President from 2002 until its merger with the Company on March 11, 2005.

Mark A. Reese	49	President — Rig Technology	Mr. Reese has served as President - Rig Technology since August 2007. Mr. Reese served as President - Expendable Products from January 2004 to August 2007. He served as President of the Company’s Mission Products Group from August 2000 to January 2004. From May 1997 to August 2000 he was Vice President of Operations for the Company’s Distribution Services Group.

Dwight W. Rettig	47	Vice President, General Counsel and Secretary	Mr. Rettig has served as the Company’s Vice President and General Counsel since February 1999, and from February 1998 to February 1999 as General Counsel of the Company’s Distribution Services Group.

Name	Age	Position	Biography
Clay C. Williams	45	Senior Vice President and Chief Financial Officer	Mr. Williams has served as the Company’s Senior Vice President and Chief Financial Officer since March 2005. He served as Varco’s Vice President and Chief Financial Officer from January 2003 until its merger with the Company on March 11, 2005. From May 2002 until January 2003, Mr. Williams served as Varco’s Vice President Finance and Corporate Development. From February 2001 until May 2002, and from February 1997 until February 2000, he served as Varco’s Vice President—Corporate Development.

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners
Based on information filed with the SEC as of the most recent practicable date, this table shows the number and percentage of shares beneficially owned by owners of more than five percent of the outstanding shares of the stock of the Company at December 31, 2007. The number and percentage of shares beneficially owned is based on 356,867,498 shares outstanding as of December 31, 2007.

	No. of	Percent
5% Owners	Shares	of Class
FMR LLC (1)	51,108,189	14.32%
82 Devonshire Street Boston, MA 02109

Barclays Global Investors, NA (2)	20,979,862	5.88%
45 Freemont St. San Francisco, CA 94105

(1)	Shares owned at December 31, 2007, as reflected in Amendment No. 9 to Schedule 13G filed with the SEC on February 14, 2008. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC (“FMR”), is the beneficial owner of 46,273,126 shares as a result of acting as investment adviser to various investment companies (the “Funds”). Edward C. Johnson 3d and FMR, through its control of Fidelity, and the Funds each has sole power to dispose of the 46,273,126 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR, are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B Shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B Shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR, provides investment advisory services to individuals. As such, FMR’s beneficial ownership includes 97,866 shares beneficially owned through Strategic Advisers, Inc. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 220,938 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR, through its control of PGALLC, each has sole dispositive power over 220,938 shares and sole power to vote or to direct the voting of 220,938 shares owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 1,864,097 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole dispositive power over 1,864,097 shares and sole power to vote or to direct the voting of 1,475,559 shares owned by the institutional accounts managed by PGATC. Fidelity International Limited and various foreign-

based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies (the “International Funds”) and certain institutional investors. Fidelity International Limited is the beneficial owner of 2,652,162 shares. Fidelity International Limited has sole dispositive power over 2,652,162 shares owned by the International Funds. Fidelity International Limited has sole power to vote or direct the voting of 2,546,262 shares and no power to vote or direct the voting of 105,900 shares held by the International Funds as reported above.

(2)	Shares owned at December 31, 2007, as reflected in Schedule 13G jointly filed with the SEC on February 5, 2008 by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG. Within this group, (a) Barclays Global Investors, NA has sole voting power over 11,283,342 shares of common stock and sole dispositive power over 13,593,609 shares of common stock, (b) Barclays Global Fund Advisors has sole voting and dispositive power over 3,771,862 shares of common stock, (c) Barclays Global Investors, Ltd. has sole voting power over 2,299,354 shares of common stock and sole dispositive power over 2,657,898 shares of common stock, (d) Barclays Global Investors Japan Limited has sole voting and dispositive power over 720,932 shares of common stock, and (e) Barclays Global Investors Canada Limited has sole voting and dispositive power over 235,561 shares of common stock.

Security Ownership of Management
This table shows the number and percentage of shares of the Company’s stock beneficially owned as of March 27, 2008 by each of our current directors and executive officers and by all current directors and executive officers as a group. The number and percentage of shares beneficially owned is based on 357,809,633 shares outstanding as of March 27, 2008. Beneficial ownership includes any shares as to which the director or executive officer has the right to acquire within 60 days of March 27, 2008 through the exercise of any stock option, warrant or other right. Each stockholder has sole voting and investment power, or shares these powers with his spouse, with respect to the shares beneficially owned.

	Shares Beneficially Owned
		Outstanding
		Options
	Number of	Exercisable
	Common	Within 60	Percent
Name of Individual	Shares(1)	Days	of Class*
Greg L. Armstrong	5,230	25,666	*
Robert E. Beauchamp	4,586	20,666	*
Robert W. Blanchard	35,000	53,790	*
Ben A. Guill	24,200	25,666	*
David D. Harrison	7,886	40,666	*
Roger L. Jarvis	2,624	65,666	*
Eric L. Mattson	18,706	59,116	*
Merrill A. Miller, Jr.	475,178	100,000	*
Mark A. Reese	32,500	10,000	*
Dwight W. Rettig	32,500	70,000	*
Jeffery A. Smisek	16,164	17,008	*
Clay C. Williams	93,246	193,388	*
All current directors and executive officers as a group (12 persons)	747,820	681,632	*

*	Less than 1 percent.

(1)	Includes shares deemed held by executive officers and directors in the Company’s 401(k) plans and deferred compensation plans.

COMPENSATION DISCUSSION AND ANALYSIS
General Overview
National Oilwell Varco’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee establishes specific compensation levels for the Company’s executive officers and administers the Company’s long-term incentive award plans. The Compensation Committee’s objective regarding executive compensation is to design and implement a compensation program that will attract and retain the best available individuals to serve on the Company’s executive team and properly incentivize those executives to achieve the Company’s short-term and long-term financial and operational goals. To this end, the Compensation Committee strives to provide compensation packages for key executives that offer compensation opportunities in the median range of oilfield service companies described below. Data sources reviewed by the Compensation Committee and its independent compensation consultants include industry survey groups, national survey databases, proxy disclosures and general trend data, which are updated annually. The Compensation Committee reviews all elements of executive compensation both separately and in the aggregate.
Components of the executive compensation program for 2007 were base salary, participation in the Company’s annual cash incentive (bonus) plan and the grant of non-qualified stock options and performance-based restricted stock awards (long-term incentives).
Compensation Philosophy
The Company believes it is important for each executive to have a set amount of cash compensation, in the form of base salary, that is not dependent on the performance or results of the Company. The Company recognizes that a certain amount of financial certainty must be provided to its executives as part of their compensation.
While the Company believes a competitive base salary is needed to attract and retain talented executives, the Company’s compensation program also places a strong emphasis on annual and long-term incentives to align the executive’s interests with stockholder value. The annual and long-term incentives are calculated and paid based primarily on financial measures of profitability and stockholder value creation. Executives of the Company have the incentive of increasing the Company’s profitability and stockholder return in order to earn a major portion of their compensation package.
The Company seeks to structure a balance between achieving strong short-term annual results and ensuring the Company’s long-term success and viability. The Company wants each of its executives to balance his focus between the Company’s day-to-day operational performance and the Company’s long-term goals and strategies. To reinforce the importance of balancing these perspectives, the Company’s executives are provided both short and long-term incentives.
Base salary is designed to reward the executive for his performance of his normal, everyday job functions. The Company’s annual cash incentive (bonus) plan and long-term incentives are designed to reward the executive for executing business plans that will benefit the Company in the short and long-term. The Company believes that the mix of short and long-term incentives allows the Company to deliver results aligned with the interests of stockholders. Stock options create a focus on share price appreciation, while the annual cash incentive (bonus) and performance-based restricted stock awards emphasize financial performance, both absolute and relative.

Given the inherent nature of this form of compensation, the Company understands that its annual cash incentives and long-term compensation will result in varying compensation for its executives each year. Because of this, the Company has tried to design its annual cash incentives and long-term compensation program in such a way to provide substantive financial benefits to its executives during times when the Company’s financial and operational performance is strong, while motivating executives to stay with the Company during times when the Company’s performance may not be as strong.
There are no compensation policy differences among the individual executives, except that the more senior officers, such as the chief executive officer, receive higher compensation consistent with their increased responsibilities. These differences are considered in connection with the compensation analysis performed by the Compensation Committee.
Competitive Positioning
Because of these goals and objectives for executive compensation, the Company believes each element of compensation should be properly designed, as well as competitive with the marketplace, to incentivize its executives in the manner stated above.
As part of its process to establish compensation levels for the Company’s named executive officers, the Compensation Committee compares total compensation and base salary for each of its named executive officers against the median total compensation and median base salary earned by comparable executive officers as paid by the designated peer group. When analyzing peer group data, the Compensation Committee does not establish a specific numeric range around the median data points, which it considers reasonable or acceptable. Rather, in setting compensation for any particular named executive officer, the Compensation Committee considers any variance from the median, taking into account other factors as discussed below, and determines whether such variance is appropriate. If the Compensation Committee determines that any variance is unwarranted, the Compensation Committee will make appropriate adjustments to the compensation levels.
The Company does not target a specific percentile of its designated peer group for its annual cash incentive compensation or its long-term equity compensation. The Compensation Committee recognizes that these elements of compensation can vary significantly in value from year to year, making comparisons to peer group data less meaningful.
In January 2007, the Company engaged its compensation consultant, Mercer Human Resource Consulting (“Mercer”), to conduct a review of senior executive compensation, using the following peer group against which to compare executive pay: Baker Hughes, Inc.; BJ Services Co.; Cameron International Corporation; Halliburton Co.; Hanover Compressor Co.; Schlumberger Ltd.; Smith International, Inc.; and Weatherford International Ltd. The peer group consisted of companies in the oilfield services sector with varying ranges of market capitalization and revenues. The Company’s revenue and market capitalization prior to the time of such review were each near the median revenue and median market capitalization, respectively, for the peer group. The peer group was used to benchmark executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to those of the Company and have businesses that compete with the Company for executive talent. Benchmarking and aligning base salaries are critical to a competitive compensation program.

Mercer analyzed and compared each position’s responsibilities and job title to develop competitive market data based on data from proxy statements as well as published salary surveys in the energy industry as well as the general industry. Mercer’s proxy analysis focused on the top five executives. The executive compensation review covered the following elements of compensation: base salaries, annual bonuses, and equity compensation.
Mercer provided comprehensive data on elements of the Company’s compensation program compared to the market 25th percentile, market 50th percentile and market 75th percentile of the designated peer group. For total direct compensation (total cash compensation plus long-term incentive compensation), Mercer compared the Company named executive officers’ total direct compensation for 2006 with the market 25th percentile, market 50th percentile and market 75th percentile for comparable executive officers in the designated peer group. Based on the compiled data and the comparisons prepared by Mercer, the Compensation Committee, in consultation with Frederic W. Cook & Co., the Compensation Committee’s independent compensation consultant (“Frederic Cook”), determined that the total direct compensation for the Company’s named executive officers relative to the designated peer group was in the median range of the designated peer group, except for Mr. Miller, whose total direct compensation was significantly below the median range of the designated peer group. The deviation for Mr. Miller’s total direct compensation was due in part to Mr. Miller declining to have his base salary adjusted in 2006, as well as the variable nature and value of long-term incentive compensation.
Components of Compensation
The following describes the elements of the Company’s compensation program for 2007, why they were selected, and how the amounts of each element were determined.
Base Salary
Base salaries provide executives with a set level of monthly cash income. While the Compensation Committee is aware of competitive levels, actual salary levels are based on factors including individual performance and level and scope of responsibility. The Company does not give specific weights to these factors. The Compensation Committee determines median base salary levels by a comprehensive review of information provided in proxy statements filed by oilfield service companies with varying ranges of market capitalization and revenues. Generally, each executive is reviewed by the Compensation Committee individually on an annual basis. Salary adjustments are based on the individual’s experience and background, the individual’s performance during the prior year, the general movement of salaries in the marketplace, our financial position and, for each executive other than the chief executive officer, the recommendations of our chief executive officer. The Compensation Committee does not establish specific, individual goals for the Company’s named executive officers, other than the chief executive officer (see “Compensation of the Chief Executive Officer” below for a discussion of the chief executive officer’s goals). The Compensation Committee’s analysis of the individual performance of any particular named executive officer, other than the chief executive officer, is subjective in nature and takes into account the recommendations of the chief executive officer. As a result of these factors, an executive’s base salary may be above or below the targeted median at any point in time.
In January 2007, the Compensation Committee reviewed with Frederic Cook base salary adjustment recommendations made by the chief executive officer for the other named executive officers. The Compensation Committee concluded that the top five executives of the Company, other than the chief executive officer, had a base salary that was in the market median base salary range for his position. The Compensation Committee also considered in its review of base salary compensation for the top five executives the scope and size of the Company and the financial and operating performance of the Company during 2006.
Based on these factors, the Company’s named executive officers did not receive any adjustments to their base salaries in 2007. The Compensation Committee noted that the base salary adjustments for the named executive officers in 2006, other than its chief executive officer who did not receive any base salary adjustment, put such executive’s base salary pay at that time above the median base salary range near the market 65th percentile. Prior to such adjustments in 2006, the Compensation Committee noted that the top five executives of the Company, other than the chief executive officer who was excluded from the review, had a base salary that was below market median base salary for his position. The salary adjustments in 2006 were also made as a result of the successful integration of the Company with Varco International, Inc. and the successful financial and operating performance of the Company during 2005. The Compensation Committee determined that the named executive officers’ base salary (other than the chief executive officer) was in the median base salary range in 2007, which is consistent with the Company’s stated philosophy of maintaining executive compensation in the median range of other similarly situated oilfield service companies.
Annual Incentive Award
The objectives of the Company’s annual cash incentive bonus plan are to incent performance to achieve the Company’s corporate growth and profitability goals, encourage smart investments and prudent employment of capital, and provide competitive compensation packages to attract and retain management talent.
Substantially all exempt employees, including executive officers, participated in the Company’s annual incentive plan in 2007, aligning a portion of each employee’s cash compensation with Company performance against a predetermined operating profit target. As in prior years, the incentive plan provided for cash awards if objectives related to the Company’s achievement of a certain specified operating profit target based on the Company’s financial plan were met. The Company’s annual financial plan, including the Company’s target operating profit level, is established through a comprehensive budget and financial planning process, which includes a detailed analysis of the Company’s market outlook and available strategic alternatives, and is approved by the Board each year.
The designated performance objective under the incentive plan is the Company’s operating profit. There are three levels set under the incentive plan using this single performance metric – minimum, target and maximum. Based on the Company’s annual financial plan, each level is assigned a specified operating profit net of the bonus expense. Entry level is the “minimum” level of operating profit for which the Company provides an annual incentive payout. If the Company’s operating profit is less than the entry level threshold, then there is no payout in that fiscal year. If the Company achieves the entry level threshold, the “minimum” level payout of 10% of the target incentive amount is earned, which is a percentage of base salary. The target incentive amount (100%) is earned when the target operating profit is reached by the Company. For the “maximum” level payout of 200% of the target incentive amount to occur, the Company’s operating profit must equal or exceed the maximum operating profit goal that was set for the incentive plan. Results falling between the stated thresholds of minimum, target and maximum will result in an interpolated, or sliding scale payout.

The Compensation Committee believes the use of operating profit as the designated performance objective under the incentive plan best aligns the interests of the Company’s stockholders and the Company’s executive officers. The “target” objective is set at the target operating profit level provided under the Company’s annual financial plan approved by the Board. The “target” objective is set at a level that the Company believes is challenging to meet but achievable if the Company properly executes its operational plan and market conditions are as forecasted by the Company at the beginning of the year. The “minimum” and “maximum” level of operating profit under the incentive plan are set based off of the “target” objective, so that the “minimum” objective is approximately 80% of the “target” objective and the “maximum” objective is approximately 110% of the “target” objective. The Compensation Committee believes this objective, formulaic measure allows the “minimum” objective to be set at a level that the Company can achieve even if forecasted market conditions are not as favorable as anticipated and/or the Company’s operational plan is not executed as efficiently as planned. The “minimum” objective serves to motivate the Company’s executives to continue to work towards executing the Company’s operational plan if market conditions, which are generally outside the control of the Company, are not as favorable as forecasted. The Compensation Committee believes this objective, formulaic measure allows the “maximum” objective to be set at a level that would be very challenging for the Company to achieve. The Compensation Committee believes that, for the “maximum” objective to be achieved, a combination of market conditions being more favorable than initially forecasted and the Company executing its operational plan in a highly efficient manner would need to occur.
All participants in the incentive plan have a minimum of 25% of their bonus awards tied to the Company’s consolidated corporate operating profit, while senior executives, including business unit heads, have a minimum of 50% of their bonus awards tied to the Company’s consolidated corporate operating profit, with the remainder of their bonus awards, if applicable, tied to their business unit performance. 100% of each named executive officer’s annual bonus award is tied to the financial performance of the Company. Participant award opportunities will vary depending upon individual levels of participation in the incentive plan (participation level). The Company designed the incentive plan with the idea that a portion of each executive’s cash compensation should be tied to the financial and operating performance of the Company.
Payouts are calculated by multiplying (A) the incremental increase in operating profit over a specified target (“performance result” multiplier amount can be anywhere from 10% (minimum) to 100% (target) to 200% (maximum)) by (B) the participant’s base salary by (C) the participant’s designated target percentage of base salary (participation level). For 2007, the chief executive officer’s participation level was 100%, the chief financial officer’s participation level was 80%, and the other executive officers’ participation level was 75%. These participation level percentages are based on each executive’s level of responsibility for the Company’s financial performance.
The following examples calculate an annual incentive award payment for Mr. Miller assuming (1) the Company’s 2007 operating profit was equal to the operating profit target set under the incentive plan and (2) the Company’s 2007 operating profit exceeded the maximum operating profit target set under the incentive plan:
(1)	100% (performance result) x $800,000 (base salary) x 100% (participation level) = $800,000

(2)	200% (performance result) x $800,000 (base salary) x 100% (participation level) = $1,600,000

Additionally, certain key executives including all executive officers were subject to a 25% maximum adjustment to their bonus payouts. If a predetermined capital employed target was exceeded, the bonus payout would be reduced by up to 25%. If a predetermined capital employed target was not exceeded, the bonus payout would be increased by up to 25%; provided that in no event may the 200% maximum target incentive amount be exceeded. The Compensation Committee does not have the discretion to increase or decrease payouts under the Company’s annual cash incentive bonus plan.
Based on the Company’s strong financial results — the Company’s actual operating profit for 2007 exceeded the maximum operating profit target set under the Company’s annual incentive plan — bonus payments were made to the Company’s named executive officers, other than its chief executive officer, at the “maximum” level payout of 200% of the target incentive, as follows: Mr. Williams - $800,000; Mr. Reese — $577,500; Mr. Smith — $577,500; and Mr. Rettig — $525,000. These bonus payouts reflected the strong financial performance the Company achieved in 2007.
The Company’s annual incentive plan is designed to reward its executives in line with the financial performance of the Company on an annual basis. When the Company is achieving strong financial results, its executives will be rewarded well through its annual incentive plan. The Company believes this structure helps keep the executives properly motivated to continue helping the Company achieve these strong results. While the executives’ financial benefit is reduced during times when the Company’s performance is not as strong, other forms of the Company’s compensation program, namely its long-term incentive compensation as well as base salary, help motivate its executives to remain with the Company to help it achieve strong financial and operational results, thereby benefiting the executive, the Company and its stockholders.
Long-Term Incentive Compensation
The primary purpose of the Company’s long-term incentive compensation is to focus its executive officers on a longer-term perspective in their managerial responsibilities. This component of an executive officer’s compensation directly links the officers’ interests with those of the Company’s other stockholders. In addition, long-term incentives encourage management to focus on the Company’s long-term development and prosperity in addition to annual operating profits. This program helps balance long-term versus short-term business objectives, reinforcing that one should not be achieved at the expense of the other. The Company’s Corporate Governance Guidelines encourage its directors and executive officers to own shares of the Company’s stock and increase their ownership of those shares over time. However, the Company does not have any specific security ownership requirements or guidelines for its executives, but the Board has adopted stock ownership guidelines for the Company’s directors (see “Stock Ownership Guidelines” below for further information).
The Company’s long-term incentive compensation granted in 2007 to its named executive officers consisted of stock options and performance-based restricted stock awards.
The goal of the stock option program is to provide a compensation program that is competitive within the industry while directly linking a significant portion of the executive’s compensation to the enhancement of stockholder value. The ultimate value of any stock option is based solely on the increase in value of the shares of the Company’s common stock over the grant price. Accordingly, stock options have value only if the Company’s stock price appreciates from the date of grant. Additionally, the option holder must remain employed during the period required for the option to “vest”, thus providing an incentive for an option holder to remain employed by the Company. This at-risk component of compensation focuses executives on the creation of stockholder value over the long-term.
The goal of the performance-based restricted stock award program is to provide a compensation program that is also competitive within the industry while directly linking a significant portion of the executive’s compensation to the financial performance of the Company relative to a designated peer group. The performance-based restricted stock awards received by the executives have value only if the Company’s designated financial performance objective exceeds the median level financial performance objective for a designated peer group. Additionally, the holder must also remain employed during the period required for the award to “vest”, thus providing an additional incentive for the award holder to remain employed by the Company. This at-risk component of compensation focuses executives on achieving strong financial performance for the Company over the long-term.
The Company grants stock options and performance-based restricted stock awards to the Company’s key executives based on competitive grants within the industry and based on the level of long-term incentives appropriate for the competitive long-term compensation component of total compensation. Such executives are eligible to receive stock options and restricted stock awards annually with other key managers being eligible on a discretionary basis. Eligibility for an award does not ensure receipt of an award. Options are granted with an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant and generally vest in equal annual installments over a three-year period, and have a ten-year term subject to earlier termination. Option grants and restricted stock award grants must be reviewed and approved by the Compensation Committee.
In January 2007, Company management proposed to the Compensation Committee that the Company’s long-term incentive compensation program be modified to provide for 50% stock options and 50% restricted stock awards, based on value. In the past, the Company’s long-term incentive compensation program consisted solely of stock option grants. In a survey conducted by Mercer, the Company noted that a combination of stock options and restricted stock was the most prevalent mix of long-term incentive compensation provided by its oilfield service peers. Frederic Cook advised the Compensation Committee that there has been a shift towards greater use of restricted stock in the Company’s industry as a vehicle for long-term equity compensation. The Compensation Committee approved changing the Company’s long-term incentive compensation structure to provide for 50% stock options and 50% restricted stock awards.
The Compensation Committee determined that the vesting for the restricted stock award grants to employees other than members of senior management could be based solely on the passage of time, but that it was increasingly common practice for the vesting of restricted stock awards for members of management to be based on the achievement of a specified performance condition. The Compensation Committee believed that the performance condition used for vesting of the restricted stock awards should be a measure that would incentivize the Company’s executives to achieve strong financial results for the Company relative to its peers. The Compensation Committee also believed that the measure should not be made on an absolute basis, but be based on a comparison to its peers so as to reward financial performance only if it exceeded that of the Company’s peers.
After consultation with Company management and Frederic Cook, the Compensation Committee determined that the performance measure to be used for vesting of the restricted stock awards for executives would be the Company’s operating profit growth over a period of time needing to exceed a designated peer group’s median operating profit growth over the same period. The Compensation Committee believed that such a performance measure would serve to motivate the Company’s executives to deliver results aligned with the interests of Company stockholders. To introduce the new long-term incentive compensation structure for executives, the Compensation Committee approved two separate grants of performance-based restricted stock awards for executives in 2007. After 2007, the Compensation Committee agreed that only one grant of performance-based restricted stock awards would be made annually to executives.
The Compensation Committee set the following peer group for comparison purposes in determining vesting of the performance-based restricted stock awards: Baker Hughes, Inc.; BJ Services Co.; Cameron International Corporation; FMC Technologies, Inc.; Grant Prideco Inc.; Hydril Co.; Smith International, Inc.; and Weatherford International Ltd.
The Company’s long-term incentive compensation program is focused on employees who will have a greater impact on the direction and long-term results of the Company by virtue of their roles and responsibilities. The Company presented data, based on information available in public filings, to the Compensation Committee showing that the Company’s past equity incentive programs on a pro forma basis have historically been in-line with its oilfield service peers. The Company noted that the 2007 equity incentive program award values would be consistent with the 2006 equity incentive program award values. The Company also noted the impact of FAS123R expensing that went into effect at the beginning of 2006.
Based on the foregoing, on March 1, 2007, the Compensation Committee approved the grant of stock options to the Company’s named executive officers, other than its chief executive officer, as follows:

Securities Underlying
Name	Options (#) (1)
Clay C. Williams	50,000
Mark A. Reese	30,000
Haynes B. Smith	30,000
Dwight W. Rettig	30,000

(1)	Number of shares has been adjusted to reflect the two-for-one stock split in the form of a stock dividend to the Company’s stockholders of record on September 7, 2007 with a distribution of shares on September 28, 2007.
The options were granted at a price equal to the closing trading price of the Company’s common stock on the New York Stock Exchange on the date of approval of the grants by the Compensation Committee. Each of such options has a term of ten years and vests in three equal annual installments commencing on the first anniversary of the grant.
On March 26, 2007, the Compensation Committee approved the grant of performance vesting restricted stock awards to the Company’s named executive officers, other than its chief executive officer, as follows:

	Shares of Restricted Stock	Shares of Restricted Stock
Name	(18 Months) (#) (1)	(36 Months) (#) (1)
Clay C. Williams	12,500	25,000
Mark A. Reese	7,500	15,000
Haynes B. Smith	7,500	15,000
Dwight W. Rettig	7,500	15,000

(1)	Number of shares has been adjusted to reflect the two-for-one stock split in the form of a stock dividend to the Company’s stockholders of record on September 7, 2007 with a distribution of shares on September 28, 2007.
The restricted stock awards granted by the Company to its executive officers are as follows: (1) one set of grants vest 100% on the eighteen month anniversary of the date of grant (“18 Month Grant”), and (2) one set of grants vest 100% on the third anniversary of the date of grant (“36 Month Grant”), with the 18 Month Grant contingent on the Company’s operating income growth, measured on a percentage basis, from January 1, 2007 to June 30, 2008 exceeding the median operating income growth for a designated peer group over the same period, and with the 36 Month Grant contingent on the Company’s average operating income growth, measured on a percentage basis, from January 1, 2007 to December 31, 2009 exceeding the median average operating income growth for a designated peer group over the same period. One-time, non-recurring, non-operational gains or charges to income taken by the Company or any member of the designated peer group that are publicly reported would be excluded from the income calculation and comparison set forth above. If the Company’s operating income growth does not exceed the median operating income growth of the designated peer group over the designated period, the applicable restricted stock award grant for the executives will not vest and would be forfeited.
The Company recognizes that its stock price fluctuates over time, and in certain cases quite significantly. As stock option grants have historically been granted on an annual basis during the first quarter of the calendar year, executives who have been employed with the Company for some time have received grants with varying exercise prices. This option grant process has helped incentivize its executives to continue employment with the Company during times when the Company’s stock performance is not as positive, allowing its executives to receive option grants with lower exercise prices during those times. Additionally, the ten year term of the options also helps reward its executives who remain with the Company, as it provides the executives time, so long as they continue employment with the Company, to realize financial benefits from their option grants after vesting.
The addition of restricted stock award grants to its executives helps reduce the Company’s long-term incentive compensation reliance on positive stock price movements. The restricted stock awards will have value to the executive even if the Company’s stock price falls below the price on the date of grant, provided that the designated performance condition is achieved.
The Company believes that its equity incentive grants must be sufficient in size and duration to provide a long-term performance and retention incentive for executives and to increase their interest in the appreciation of the Company’s stock and achievement of positive financial results relative to its peers. The Company believes that stock option and restricted stock award grants at a competitive level, with certain vesting requirements, are an effective way of promoting the long-term nature of its business.

Retirement, Health and Welfare Benefits
The Company offers retirement, health and welfare programs to all eligible employees. The Company’s executive officers generally are eligible for the same benefit programs on the same basis as the rest of the Company’s employees. The health and welfare programs cover medical, pharmacy, dental, vision, life, accidental death and dismemberment and disability insurance.
The Company offers retirement programs that are intended to supplement the employee’s personal savings. The programs include the National Oilwell Varco, Inc. 401(k) and Retirement Savings Plan (“401k Plan”) and National Oilwell Varco, Inc. Supplemental Savings Plan (“Supplemental Plan”). The Company’s U.S. employees, including its executives, are generally eligible to participate in the 401k Plan. Employees of the Company whose base salary meets or exceeds a certain dollar threshold established by the Company’s benefits plan administrative committee are eligible to participate in the Supplemental Plan (“Supplemental Employees”). Participation in the 401k Plan and Supplemental Plan are voluntary.
The Company established the 401k Plan to allow employees to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401k Plan allows eligible employees to elect to contribute a portion of their eligible compensation into the 401k Plan. Wages and salaries from the Company are generally considered eligible compensation. Employee contributions are matched in cash by the Company at the rate of $1.00 per $1.00 employee contribution for the first 4% of the employee’s salary. In addition, the Company makes cash contributions for all eligible employees between 2.5% and 5.5% of their salary depending on the employee’s full years of service with the Company. Such contributions vest immediately. The 401k Plan offers 17 different investment options, for which the participant has sole discretion in determining how both the employer and employee contributions are invested. The 401k Plan does provide the Company’s employees the option to invest directly in the Company’s stock. The 401k Plan offers in-service withdrawals in the form of loans and hardship distributions.
The Company established the Supplemental Plan, a non-qualified plan, to
     •      allow Supplemental Employees to continue saving towards retirement when, due to compensation and contribution ceilings established under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), they can no longer contribute to the 401k Plan; and
     •      provide Company base and matching contributions that cannot be contributed to the 401k Plan due to compensation and contribution ceilings established under the Internal Revenue Code.
Compensation which may be deferred into the Supplemental Plan includes wages and salaries from the Company and bonus payments made under the Company’s annual incentive plan. Supplemental Employees may elect to defer a percentage of their base pay and bonus payments received under the Company’s incentive plan into the Supplemental Plan. Contributions in the Supplemental Plan vest immediately. The investment options offered in the Supplemental Plan are similar to the investment options offered in the 401k Plan.

Compensation of the Chief Executive Officer
The Compensation Committee determines the compensation of the chief executive officer based on leadership, meeting operational goals, executing the Company’s business plan, and achieving certain financial results. Components of Mr. Miller’s compensation for 2007 were consistent with those for executive officers as described above and included base salary, participation in the annual incentive plan and the grant of stock options and performance-based restricted stock awards.
In considering Mr. Miller’s salary level, the Compensation Committee, generally on an annual basis, reviews the compensation level of chief executive officers of oilfield service companies with varying ranges of market capitalization and revenues and considers Mr. Miller’s individual performance and success in achieving the Company’s strategic objectives.
The Compensation Committee establishes goals and objectives for Mr. Miller for each fiscal year. Mr. Miller’s performance was measured in four key areas of the Company: (1) financial performance, (2) formulation and implementation of Company strategy, (3) controls and compliance, and (4) management and employee development. The specific goals within these four areas were set based on a determination of prioritizing Mr. Miller’s efforts on those specific areas and responsibilities that would have the greatest impact on the Company, and included the following:
     •    deliver the Company’s annual operating plan;
     •    deliver quality equipment on a timely basis;
     •    optimize capacity and capital expenditures for near-term opportunities and long-term cyclicality;
     •    develop new technologies and products for customers;
     •    identify and execute on strategic growth opportunities;
     •    execute Sarbanes-Oxley 404 compliance;
     •    enhance board member education on the Company and its businesses;
     •    enhance senior management effectiveness through education and exposure to different opportunities; and
     •    develop different programs for employee development.
The Compensation Committee reviewed such goals and objectives against Mr. Miller’s and the Company’s performance, and determined that Mr. Miller had achieved each of his pre-established goals and objectives. The Compensation Committee took Mr. Miller’s successful achievement of his goals into consideration when reviewing his compensation in 2007.
In 2007, based on this review, Mr. Miller received an option to purchase 100,000 shares of National Oilwell Varco common stock, with terms consistent with the options granted to the other executives described above, and two separate grants of performance-based restricted stock awards: 25,000 shares of restricted stock (18 month vesting) and 50,000 shares of restricted stock (36 month vesting), with terms consistent with the performance-based restricted stock awards granted to the other executives described above. Mr. Miller was also paid a bonus at the maximum 200% level of $1,600,000 under the annual incentive plan. The Compensation Committee offered to raise Mr. Miller’s base salary to be more in line with the median range of base salaries for chief executive officers of the designated peer group. Mr. Miller declined to have his base salary adjusted.

U.S. Income Tax Limits on Deductibility
Section 162(m) of the Internal Revenue Code imposes a $1 million limitation on the deductibility of certain compensation paid to our chief executive officer and the next four highest paid executives. Excluded from the limitation is compensation that is “performance based.” For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. Although the Compensation Committee takes the requirements of Section 162(m) into account in designing executive compensation, there may be circumstances when it is appropriate to pay compensation to our five highest paid executives that does not qualify as “performance based compensation” and thus is not deductible by us for federal income tax purposes. Our stock option and performance-based restricted stock award grants are designed to be “performance based compensation.” Future bonus payments to our executives under the Company’s annual cash incentive bonus plan will also be excluded from this limitation if the Bonus Plan is approved by the Company’s stockholders.
Option Grant Practices
Historically, the Company has granted stock options to its key employees, including executives, in the first quarter of the year. The Company does not have any program, plan or practice to time its option grants to its executives in coordination with the release of material non-public information, and has not timed its release of material non-public information for the purposes of affecting the value of executive compensation. The Company does not set the grant date of its stock option grants to new executives in coordination with the release of material non-public information.
The Compensation Committee has the responsibility of approving any Company stock option grants. The Compensation Committee does not delegate material aspects of long-term incentive plan administration to any other person. The Company’s senior executives in coordination with the Compensation Committee set a time for the committee to meet during the first quarter of the year to review and approve stock option grants proposed by the senior executives. The specific timing of the meeting during the quarter is dependent on committee member schedules and availability and the Company finalizing its stock option grant proposal. If approved by the Compensation Committee, the grant date for the stock option grants is the date the committee meets and approves the grant, with the exercise price for the option grant being based on the Company’s closing stock price on the date of grant.
Recent Developments
On February 19, 2008, the Compensation Committee approved the performance terms of the 2008 National Oilwell Varco Incentive Plan (the “2008 Incentive Plan”). Under the 2008 Incentive Plan, certain exempt employees of the Company, including its executive officers, are entitled to earn cash bonus compensation based upon the Company’s achievement of a certain specified operating profit target based on the Company’s financial plan. Each participant is assigned to one of thirteen target levels based on that participant’s level of responsibility at the Company. Each target level is assigned a target percentage of base salary that will be used to determine a participant’s bonus. The amount of a participant’s bonus is calculated by multiplying (A) the incremental increase in operating profit over a specified target by (B) the participant’s base salary by (C) the participant’s designated target percentage of base salary. Assuming the Company achieves its target operating profit, participants in the first two target levels, the chief executive officer and chief financial officer, are eligible to receive a bonus payment of 100% and

80% of their base salary, respectively. Participants in the third target level, which includes certain other senior executive officers, are eligible to receive a bonus payment equal to 75% of their base salary if the Company achieves target operating profit. In addition, certain key executives are subject to a bonus increase or decrease if a specified “capital employed” target is under- or over-achieved. “Capital employed” is defined as the Company’s (a) total assets, excluding cash, minus (b) total liabilities, excluding debt.
On February 19, 2008, the Compensation Committee also approved the grant of stock options to its executive officers pursuant to the National Oilwell Varco, Inc. Long-Term Incentive Plan, as follows:

Securities Underlying
Name	Options (#)
Merrill A. Miller, Jr.	125,000
Clay C. Williams	40,000
Mark A. Reese	20,000
Dwight W. Rettig	20,000
Robert W. Blanchard	20,000
The exercise price of the stock options is $64.16 per share, which was the closing stock price of National Oilwell Varco, Inc. common stock on the date of grant. The stock options have terms of ten years from the date of grant and vest in three equal annual installments beginning on the first anniversary of the date of the grant.
On February 19, 2008, the Compensation Committee approved the grant of performance vesting restricted stock awards to its executive officers pursuant to the National Oilwell Varco, Inc. Long-Term Incentive Plan, as follows:

Shares of Restricted Stock
Name	(36 Months) (#)
Merrill A. Miller, Jr.	65,000
Clay C. Williams	20,000
Mark A. Reese	10,000
Dwight W. Rettig	10,000
Robert W. Blanchard	10,000
The restricted stock awards granted by the Company to its executive officers vest 100% on the third anniversary of the date of grant, contingent on the Company’s average operating income growth, measured on a percentage basis, from January 1, 2008 to December 31, 2010 exceeding the median average operating income growth for a designated peer group over the same period. One-time, non-recurring, non-operational gains or charges to income taken by the Company or any member of the designated peer group that are publicly reported would be excluded from the income calculation and comparison set forth above. If the Company’s operating income growth does not exceed the median operating income growth of the designated peer group over the designated period, the applicable restricted stock award grant for the executives will not vest and would be forfeited.
On February 19, 2008, the Compensation Committee, in connection with its annual review of executive compensation and performance, after consulting with Frederic Cook, approved the following base salary increases for the Company’s executive officers: Merrill A. Miller, Jr. –

from $800,000 to $950,000; Clay Williams – from $500,000 to $550,000; Mark Reese – from $385,000 to $490,000; and Dwight Rettig – from $350,000 to $450,000. Increases for the executive officers were approved, effective January 1, 2008, as a result of the Company’s successful financial and operating performance in 2007 and to better align their salaries with comparable salaries offered by the Company’s oilfield services sector peers.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
Miller, Reese and Rettig
The Company entered into an employment agreement on January 1, 2002 with Mr. Miller. Under the employment agreement, Mr. Miller is provided a base salary, currently set at $950,000. The employment agreement also entitles him to receive an annual bonus and to participate in the Company’s incentive, savings and retirement plans. The agreement has a term of three years and is automatically extended on an annual basis. The agreement provides for a base salary, participation in employee incentive plans, and employee benefits as generally provided to all employees.
In addition, the agreement contains certain termination provisions. If the employment relationship is terminated by the Company for any reason other than
•	voluntary termination;

•	termination for cause (as defined);

•	death; or

•	long-term disability;
or if the employment relationship is terminated by the employee for Good Reason, as defined below, Mr. Miller is entitled to receive three times the sum of his current base salary plus the highest annual bonus received by him over the preceding three-year period, three times the amount equal to the total of the employer matching contributions under the Company’s 401(k) Plan and Supplemental Plan, and three years participation in the Company’s welfare and medical benefit plans. Mr. Miller will have the right, during the 60-day period after such termination, to elect to surrender all or part of any stock options held by him at the time of termination, whether or not exercisable, for a cash payment equal to the spread between the exercise price of the option and the highest reported per share sales price during the 60-day period prior to the date of termination. Any option not so surrendered will remain exercisable until the earlier of one year after the date of termination or the stated expiration date of the specific option grant.
Under the agreement, termination by Mr. Miller for “Good Reason” means
     •    the assignment to him of any duties inconsistent with his current position or any action by the Company that results in a diminution in his position, authority, duties or responsibilities;
     •    a failure by the Company to comply with the terms of the agreement; or
     •    requiring Mr. Miller to relocate or to travel to a substantially greater extent than required at the date of the agreement.
In addition, compensation will be “grossed up” for any excise tax imposed under Section 4999 of the Internal Revenue Code as a result of any payment or benefit provided to Mr. Miller under the employment agreement. The agreement also contains restrictions on competitive activities and solicitation of our employees for three years following the date of termination.

We entered into employment agreements on January 1, 2002 with Messrs. Reese and Rettig that contain certain termination provisions. Under the employment agreements, Messrs. Reese and Rettig are provided base salary. The agreements have a one-year term and are automatically extended on an annual basis. The agreements also provide for participation in employee incentive plans, and employee benefits as generally provided to all employees. If the employment relationship is terminated by the Company for any reason other than
•	voluntary termination;

•	termination for cause (as defined);

•	death; or

•	long-term disability;
or if the employment relationship is terminated by the employee for Good Reason, the employee is entitled to receive the sum of his current base salary plus the highest annual bonus he would be entitled to earn under the current year incentive plan and an amount equal to the total of the employer matching contributions under the Company’s 401(k) Plan and Supplemental Plan, and one year’s participation in the Company’s welfare and medical benefit plans. The agreements also contain restrictions on competitive activities and solicitation of our employees for one year following the date of termination.
Additionally, the Company’s stock option agreements and restricted stock agreements provide for full vesting of unvested outstanding options and restricted stock, respectively, in the event of a change of control of the Company and a change in the holder’s responsibilities following a change of control.
Williams and Smith
The Company assumed the Amended and Restated Executive Agreements entered into on December 19, 2003, by Varco with Messrs. Williams and Smith. The agreements have an initial term that continues in effect through December 31, 2006, and are automatically extended for one or more additional terms of three (3) years each. The agreements contain certain termination provisions, as further described below under “Varco Change in Control Severance Plan”.
Varco Supplemental Executive Retirement Plan. Messrs. Williams and Smith were participants in the Amendment and Restatement of the Supplemental Executive Retirement Plan of Varco which was assumed by the Company as a result of the merger (the “Merger”) with Varco International, Inc. (the “Amended SERP”). The Amended SERP provides for retirement, death and disability benefits, payable over ten years. The annual benefit amount is generally equal to 50% of the average of a participant’s highest five calendar years of base salary, or if greater, in the case of a change of control that occurs prior to January 1, 2006 (which occurred as a result of the Merger), 50% of the average salary in effect since January 2001. This annual benefit is subject to a service reduction in the event the participant retires or his employment is terminated prior to reaching age 65 (excluded from this reduction are terminations following a change in control).
Messrs. Williams and Smith are currently fully vested in the benefits provided by the Amended SERP. Based on historical earnings and presuming normal retirement at age 65, Messrs. Williams and Smith would be entitled to an annual benefit of approximately $159,000 and $165,360, respectively.

Amendment and Restatement of the Varco Executive Retiree Medical Plan. Messrs. Williams and Smith were participants in the Amendment and Restatement of the Varco International, Inc. Executive Retiree Medical Plan which was assumed by the Company as a result of the Merger (the “Medical Plan”). Upon and following (i) certain retirements of a participant at or after age 55, or (ii) the death or disability of a participant, or (iii) terminations of a participant prior to age 55 (but benefits are not payable until age 55), the participant, his spouse and dependent children shall be provided the medical, dental, vision and prescription drug benefits that are then provided to the Company’s executive officers. These Medical Plan benefits are, however, conditioned upon the Company’s receipt of a monthly cash contribution in an amount not greater than that paid by the executive officers for similar benefits, and, in certain circumstances, the participant having achieved 10 years of service with the Company or any of its predecessor companies prior to retirement or termination of employment.
Messrs. Williams and Smith are currently fully vested in the benefits provided by the Medical Plan.
Varco Change in Control Severance Plan. Messrs. Williams and Smith (for purposes of this subsection, each an “executive”) were participants in the Varco change in control severance plan, which was assumed by the Company as a result of the Merger.
The change in control severance plan provides benefits if the executive is terminated other than for cause or if the executive terminates his employment for good reason (each as defined below) within twenty four months of a qualifying change in control. Upon such qualifying termination following a change in control, the executive is entitled to severance compensation and benefits, including those set forth below:
•    a lump sum payment equal to three times base salary;
•    a lump sum cash payment equal to the participant’s annual bonus at the higher of Expected Value (as defined) or actual results during the year of termination, which is pro-rated to the date of termination;
•    a lump sum payment equal to three times bonus at expected value;
•    full vesting of all accrued benefits under the Company’s 401(k) Plan, SERP, Supplemental Plan and Medical Plan, as applicable;
•    a lump sum payment equal to three years of expected Company contributions under the Company’s 401(k) Plan and Supplemental Plan;
•    full vesting of any restricted stock awards and payment of awards earned under any intermediate or long-term bonus plan;
•    an extended option exercise period; and
•    the gross-up of certain payments, subject to excise taxes under the Internal Revenue Code as “parachute payments,” so that the participant receives the same amount he would have received had there been no applicable excise taxes.
Under the change in control severance plan, a participant is also entitled to receive, upon a qualifying termination, medical and dental benefits (based on the cost sharing arrangement in place on the date of termination) and automobile benefits, each throughout the three year payout period, and outplacement services valued at not more than 15% of base salary.
Under the terms of the amended and restated executive agreement, which contains the change of control severance plan, the term “cause” means:

•    executive’s conviction of a felony involving moral turpitude, dishonesty or a breach of trust towards the Company;
•    executives commission of any act of theft, fraud, embezzlement or misappropriation against the Company that is materially injurious to the Company regardless of whether a criminal conviction is obtained;
•    executive’s willful and continued failure to devote substantially all of his business time to the Company’s business affairs (excluding failures due to illness, incapacity, vacations, incidental civic activities and incidental personal time) which failure is not remedied within a reasonable time after a written demand by the Company specifically identifying executive’s failure is delivered by the Company;
•    executive’s unauthorized disclosure of confidential information of the Company that is materially injurious to the Company; or
•    executive’s knowing or willful material violation of federal or state securities laws, as determined in good faith by the Company’s board of directors.
Under the terms of the amended and restated executive agreement, which contains the change of control severance plan, the term “good reason” means:
•    failure to re-elect or appoint the executive to any corporate office or directorship held at the time of the change of control or a material reduction in executive’s authority, duties or responsibilities (including status, offices, titles and reporting requirements) or if executive is assigned duties or responsibilities inconsistent in any material respect from those of executive at the time of the relevant change of control all on the basis of which executive makes a good faith determination that the terms of his employment have been detrimentally and materially affected;
•    a material reduction of executive’s compensation, benefits or perquisites, including annual base salary, annual bonus, intermediate or long-term cash or equity incentive opportunities or plans from those in effect prior to the change of control;
•    The Company fails to obtain a written agreement satisfactory to executive from any successor or assigns of the Company to assume and perform the amended and restated executive agreement; or
•    The Company requires executive to be based at any office located more than fifty (50) miles from the Company’s current offices without executive’s consent.
Potential Payments Upon Termination or Change in Control
The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to the Named Executive Officers in the event of a termination of employment or change in control of the Company.
The Company’s Compensation Committee believes the payment and benefit levels provided to its named executive officers under their employment agreements and/or change of control plans upon termination or change of control should correspond to the level of responsibility and risk assumed by the named executive officer. Thus, the payment and benefit levels for Mr. Miller, Mr. Reese and Mr. Rettig are based on their levels of responsibility and market considerations at the time the Company entered into the relevant agreements. The payment and benefit levels for Mr. Williams and Mr. Smith are based on similar considerations but certain differences in their benefits are due to the particular terms of their executive agreements, which were assumed by the Company in the Merger. The Compensation Committee recognizes that it is not likely that the Company’s named executive officers would be retained by an acquiror in the event of a change of control. As a result, the Compensation Committee believes that a certain amount of cash compensation, from one year’s cash compensation for certain executives to three years’ cash compensation for the chief executive officer and chief financial officer, along with immediate vesting of all unvested equity compensation, is an appropriate and sufficient incentive for the named executive officers to remain employed with the Company, even if a change of control were imminent. It is believed that these benefit levels should provide the Company’s named executive officers with reasonable financial security so that they could continue to make strategic decisions that impact the future of the Company.
The amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below.
The following table describes the potential payments upon termination or change in control of the Company as of December 31, 2007 for Merrill A. Miller, Jr., the Company’s Chief Executive Officer.

Executive Benefits and Payments Upon Termination (1)	Involuntary Not for Cause Termination (2)
Base Salary (3 times base of $800,000)	$2,400,000
Highest Bonus (times 3)	$4,800,000
Continuing welfare and medical benefits	$50,000
Retirement Contribution and Matching	$111,000
Value of Unvested Stock Options	$11,071,168
Value of Unvested Restricted Stock	$10,798,620
Estimated Tax Gross Up	$9,742,622

Total:	$38,973,410

(1)	For purposes of this analysis, we assumed the Executive’s compensation is as follows: base salary as of December 31, 2007 of $800,000 and 2007 bonus payment as highest bonus earned. Unvested stock options include 42,667 options from 2005 grant at $29.125/share, 133,334 options from 2006 grant at $33.29/share, and 100,000 options from 2007 grant at $35.225. Unvested restricted stock includes 72,000 shares from 2005 grant and 75,000 shares from 2007 grant. Value of unvested stock options and restricted stock based on a share price of $73.46, the Company’s closing stock price on December 31, 2007.

(2)	Assumes the employment relationship is terminated by the Company for any reason other than voluntary termination, termination for cause, death, or disability, or if the employment relationship is terminated by the executive for “Good Reason”, as of December 31, 2007. Termination by the executive for “Good Reason” means the assignment to the employee of any duties inconsistent with his current position or any action by the Company that results in a diminution in the executive’s position, authority, duties or responsibilities; a failure by the Company to comply with the terms of the executive’s employment agreement; or the requirement of the executive to relocate or to travel to a substantially greater extent than required at the date of the employment agreement.
The following table describes the potential payments upon termination or change in control of the Company as of December 31, 2007 for Clay C. Williams, the Company’s Chief Financial Officer.

Executive Benefits and Payments Upon Termination (1)	Involuntary Not for Cause Termination (2)
Base Salary (3 times)	$1,500,000
Expected Value Bonus (times 3)	$600,000
Continuing welfare and medical benefits	$50,000
Retirement Contribution and Matching	$112,069
Value of Unvested Stock Options	$5,560,766
Value of Unvested Restricted Stock	$2,754,750
Car Allowance and Fuel Card	$39,198
Outplacement Services (3)	$75,000
Estimated Tax Gross Up	$3,538,574

Total:	$14,230,357

(1)	For purposes of this analysis, we assumed the Executive’s compensation is as follows: base salary as of December 31, 2007 of $500,000. Unvested stock options include 17,562 options from 2005 grant at $18.17/share, 66,667 options from 2006 grant at $33.29/share, and 50,000 options from 2007 grant at $35.225/share. Unvested restricted stock includes 37,500 shares from 2007 grant. Value of unvested stock options and restricted stock based on a share price of $73.46, the Company’s closing stock price on December 31, 2007.

(2)	Assumes the employment relationship is terminated by the Company for other than cause or if the executive terminates his employment for good reason, as of December 31, 2007, as further described under the caption “Williams and Smith” above.

(3)	Executive also entitled to outplacement services valued at not more than 15% of base salary. For purposes of this analysis, we valued the outplacement services at 15% of base salary.
The following table describes the potential payments upon termination or change in control of the Company as of December 31, 2007 for Mark A. Reese, the Company’s Group President – Rig Technology.

Executive Benefits and Payments Upon Termination (1)	Involuntary Not for Cause Termination (2)
Base Salary	$385,000
Highest Bonus	$577,500
Continuing welfare and medical benefits	$16,666
Retirement Contribution and Matching	$28,250
Value of Unvested Stock Options	$3,847,050
Value of Unvested Restricted Stock	$1,652,850

Total:	$6,507,316

(1)	For purposes of this analysis, we assumed the Executive’s compensation is as follows: base salary as of December 31, 2007 of $385,000 and 2007 bonus payment as highest bonus earned. Unvested stock options include 20,000 options from 2005 grant at $18.80/share, 40,000 options from 2006 grant at $33.29/share, and 30,000 options from 2007 grant at $35.225/share. Unvested restricted stock includes 22,500 shares from 2007 grant. Value of unvested stock options and restricted stock based on a share price of $73.46, the Company’s closing stock price on December 31, 2007.

(2)	Assumes the employment relationship is terminated by the Company for any reason other than voluntary termination, termination for cause, death, or disability, or if the employment relationship is terminated by the executive for “Good Reason”, as of December 31, 2007. Termination by the executive for “Good Reason” means the assignment to the employee of any duties inconsistent with his current position or any action by the Company that results in a diminution in the executive’s position, authority, duties or responsibilities; a failure by the Company to comply with the terms of the executive’s employment agreement; or the requirement of the executive to relocate or to travel to a substantially greater extent than required at the date of the employment agreement.
The following table describes the potential payments upon termination or change in control of the Company as of December 31, 2007 for Haynes B. Smith, the Company’s Group President – Services.

Executive Benefits and Payments Upon Termination (1)	Involuntary Not for Cause Termination (2)
Base Salary (3 times)	$1,155,000
Expected Value Bonus (times 3)	$577,500
Continuing welfare and medical benefits	$50,000
Retirement Contribution and Matching	$109,725
Value of Unvested Stock Options	$3,863,520
Value of Unvested Restricted Stock	$1,652,850
Car Allowance and Fuel Card	$39,198
Outplacement Services (3)	$57,750
Estimated Tax Gross Up	$2,482,350

Total:	$9,987,893

(1)	For purposes of this analysis, we assumed the Executive’s compensation is as follows: base salary as of December 31, 2007 of $385,000. Unvested stock options include 20,070 options from 2005 grant at $18.17/share, 40,000 options from 2006 grant at $33.29/share, and 30,000 options from 2007 grant at $35.225/share. Unvested restricted stock includes 22,500 shares from 2007 grant. Value of unvested stock options based on a share price of $73.46, the Company’s closing stock price on December 31, 2007.

(2)	Assumes the employment relationship is terminated by the Company for other than cause or if the executive terminates his employment for good reason, as of December 31, 2007, as further described under the caption “Williams and Smith” above.

(3)	Executive also entitled to outplacement services valued at not more than 15% of base salary. For purposes of this analysis, we valued the outplacement services at 15% of base salary.
The following table describes the potential payments upon termination or change in control of the Company as of December 31, 2007 for Dwight W. Rettig, the Company’s Vice President, General Counsel and Secretary.

Executive Benefits and Payments Upon Termination (1)	Involuntary Not for Cause Termination (2)
Base Salary	$350,000
Highest Bonus	$525,000
Continuing welfare and medical benefits	$16,666
Retirement Contribution and Matching	$23,000
Value of Unvested Stock Options	$3,847,050
Value of Unvested Restricted Stock	$1,652,850

Total:	$6,414,566

(1)	For purposes of this analysis, we assumed the Executive’s compensation is as follows: base salary as of December 31, 2007 of $350,000 and 2007 bonus payment as highest bonus earned. Unvested stock options include 20,000 options from 2005 grant at $18.80/share, 40,000 options from 2006 grant at $33.29/share, and 30,000 options from 2007 grant at $35.225/share. Unvested restricted stock includes 22,500 shares from 2007 grant. Value of unvested stock options and restricted stock based on a share price of $73.46, the Company’s closing stock price on December 31, 2007.

(2)	Assumes the employment relationship is terminated by the Company for any reason other than voluntary termination, termination for cause, death, or disability, or if the employment relationship is terminated by the executive for “Good Reason”, as of December 31, 2007. Termination by the executive for “Good Reason” means the assignment to the employee of any duties inconsistent with his current position or any action by the Company that results in a diminution in the executive’s position, authority, duties or responsibilities; a failure by the Company to comply with the terms of the executive’s employment agreement; or the requirement of the executive to relocate or to travel to a substantially greater extent than required at the date of the employment agreement.

EXECUTIVE COMPENSATION
The following table sets forth for the year ended December 31, 2007 the compensation paid by the Company to its Chief Executive Officer and Chief Financial Officer and three other most highly compensated executive officers (the “Named Executive Officers”) serving in such capacity at December 31, 2007.
Summary Compensation Table

							Change
							in
							Pension
							Value
							and
							Nonqual
							-ified
							Deferred	All
						Non-Equity	Compen	Other
Name and				Stock	Option	Incentive Plan	-sation	Compen
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	-sation	Total
Position	Year	($)	($)	($)(1)	($)(2)	($)	($)	($)(3)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Merrill A. Miller, Jr.	2007	$800,000	—	$1,693,921	$1,556,722	$1,600,000	—	$37,000	$5,687,643
President and CEO	2006	$800,000	—	—	$2,495,264	$1,600,000	—	$36,800	$4,932,064

Clay C. Williams	2007	$500,000	—	$497,779	$681,819	$800,000	—	$37,357	$2,516,955
Sr. Vice President and CFO	2006	$474,800	—	—	$454,894	$800,000	—	$35,057	$1,764,751

Mark A. Reese	2007	$385,000	—	$269,351	$503,554	$577,500	—	$28,250	$1,763,655
Group President Rig Technology	2006	$373,231	—	—	$499,260	$577,500	—	$27,667	$1,477,658

Haynes B. Smith	2007	$385,000	—	$269,351	$473,632	$577,500	—	$36,575	$1,742,058
Group President Services	2006	$377,484	—	—	$337,438	$577,500	—	$35,594	$1,328,016

Dwight W. Rettig	2007	$350,000	—	$269,351	$503,554	$525,000	—	$23,000	$1,670,905
VP, General Counsel & Secretary	2006	$336,154	—	—	$499,260	$525,000	—	$22,246	$1,382,660

(1)	Assumptions made in calculating the value of the restricted stock awards are further discussed in Item 15. Exhibits and Financial Statement Schedules – Notes to Consolidated Financial Statements, Note 13, of the Company’s Form 10-K for the fiscal year ended December 31, 2007.

(2)	Assumptions made in calculating the value of option awards are further discussed in Item 15. Exhibits and Financial Statement Schedules – Notes to Consolidated Financial Statements, Note 13, of the Company’s Form 10-K for the fiscal year ended December 31, 2007.

(3)	The amounts include:

(a)	The Company’s cash contributions for 2007 under the National Oilwell Varco 401(k) and Retirement Savings Plan, a defined contribution plan, on behalf of Mr. Miller — $16,875; Mr. Williams — $15,145; Mr. Reese — $20,250; Mr. Smith — $20,475; and Mr. Rettig — $18,000.

(b)	The Company’s cash contributions for 2007 under the National Oilwell Varco Supplemental Savings Plan, a defined contribution plan, on behalf of Mr. Miller — $20,125; Mr. Williams - $22,212; Mr. Reese — $8,000; Mr. Smith — $16,100; and Mr. Rettig — $5,000.
Grants of Plan Based Awards
     The following table provides information concerning stock options and restricted stock awards granted to Named Executive Officers during the fiscal year ended December 31, 2007. The Company has granted no stock appreciation rights.
Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option
		Estimated Possible Payouts			Estimated Future Payouts			Awards:	Awards:	Exercise
		Under Non-Equity Incentive			Under Equity Incentive Plan			Number	Number of	or Base	Grant Date
		Plan Awards			Awards			of Shares	Securities	Price of	Fair Value of
		Thresh-			Thresh-			of Stock	Underlying	Option	Stock and
	Grant	old	Target	Maximum	old	Target	Maximum	or Units	Options	Awards	Option
Name	Date	($)(1)	($)(1)	($)(1)	(#)(2)	(#)(2)	(#)(2)	(#)	(#)	($/Sh)	Awards (3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Merrill A. Miller, Jr.	2007	$80,000	$800,000	$1,600,000	75,000	75,000	75,000		100,000	$35.225	$4,126,670
Clay C. Williams	2007	$40,000	$400,000	$800,000	37,500	37,500	37,500		50,000	$35.225	$2,063,335
Mark A. Reese	2007	$28,875	$288,750	$577,500	22,500	22,500	22,500		30,000	$35.225	$1,238,001
Haynes B. Smith	2007	$28,875	$288,750	$577,500	22,500	22,500	22,500		30,000	$35.225	$1,238,001
Dwight W. Rettig	2007	$26,250	$262,500	$525,000	22,500	22,500	22,500		30,000	$35.225	$1,238,001

(1)	Represents possible payouts under our annual incentive compensation plan.

(2)	On March 26, 2007, each of the Named Executive Officers was granted shares of performance-based restricted stock awards, which are reflected in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column in the table above. One set of grants vest 100% on the eighteen month anniversary of the date of grant (“18 Month Grant”), and one set of grants vest 100% on the third anniversary of the date of grant (“36 Month Grant”), with the 18 Month Grant contingent on the Company’s operating income growth, measured on a percentage basis, from January 1, 2007 to June 30, 2008 exceeding the median operating income growth for a designated peer group over the same period, and with the 36 Month Grant contingent on the Company’s average operating income growth, measured on a percentage basis, from January 1, 2007 to December 31, 2009 exceeding the median average operating income growth for a designated peer group over the same period. One-time, non-recurring, non-operational gains or charges to income taken by the Company or any member of the designated peer group that are publicly reported would be excluded from the income calculation and comparison set forth above. If the Company’s operating income growth does not exceed the median operating income growth of the designated peer group over the designated period, the applicable restricted stock award grant for the executives will not vest and would be forfeited.

(3)	Assumptions made in calculating the value of option and restricted stock awards are further discussed in Item 15. Exhibits and Financial Statement Schedules – Notes to Consolidated Financial Statements, Note 13, of the Company’s Form 10-K for the fiscal year ended December 31, 2007. The grant date fair value of the restricted stock awards are as follows: Mr. Miller — $2,928,000; Mr. Williams — $1,464,000; Mr. Reese — $878,400; Mr. Smith — $878,400; and Mr. Rettig — $878,400. The grant date fair value of the option awards are as follows: Mr. Miller — $1,198,670; Mr. Williams - $599,335; Mr. Reese — $359,601; Mr. Smith — $359,601; and Mr. Rettig — $359,601.
Exercises and Holdings of Previously-Awarded Equity Disclosure
     The following table provides information regarding outstanding awards that have been granted to Named Executive Officers where the ultimate outcomes of such awards have not been realized, as of December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
									Equity	Equity
									Incentive	Incentive
				Equity					Plan	Plan Awards:
				Incentive Plan					Awards:	Market or
	Number			Awards:				Market	Number of	Payout Value
	of	Number of		Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities		Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying		Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($) (1)	(#) (2)	($) (1)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Merrill A. Miller, Jr.		100,000	(3)		$35.225	3/2/17	72,000 (4)	$5,289,120
		133,334	(5)		$33.29	2/22/16
		42,667	(6)		$29.125	10/13/15
									75,000	$5,509,500
Clay C. Williams		50,000	(3)		$35.225	3/2/17
	33,333	66,667	(5)		$33.29	2/22/16
	57,370				$13.085	1/28/14
	35,124	17,562	(7)		$18.17	1/26/15
									37,500	$2,754,750
Mark A. Reese		30,000	(3)		$35.225	3/2/17
		40,000	(5)		$33.29	2/22/16
		20,000	(8)		$18.80	2/8/15
									22,500	$1,652,850
Haynes B. Smith		30,000	(3)		$35.225	3/2/17
		40,000	(5)		$33.29	2/22/16
		20,070	(7)		$18.17	1/26/15
									22,500	$1,652,850
Dwight W. Rettig		30,000	(3)		$35.225	3/2/17
	20,000	40,000	(5)		$33.29	2/22/16
		20,000	(8)		$18.80	2/8/15
									22,500	$1,652,850

(1)	Calculations based upon the closing price ($73.46) of the Company’s common stock on December 31, 2007, the last trading day of the year.

(2)	On March 26, 2007, each of the Named Executive Officers was granted shares of performance-based restricted stock awards, which are reflected in this column in the table above. One set of grants vest 100% on the eighteen month anniversary of the date of grant (“18 Month Grant”), and one set of grants vest 100% on the third anniversary of the date of grant (“36 Month Grant”), with the 18 Month Grant contingent on the Company’s operating income growth, measured on a percentage basis, from January 1, 2007 to June 30, 2008 exceeding the median operating income growth for a designated peer group over the same period, and with the 36 Month Grant contingent on the Company’s average operating income growth, measured on a percentage basis, from January 1, 2007 to December 31, 2009 exceeding the median average operating income growth for a designated peer group over the same period. One-time, non-recurring, non-operational gains or charges to income taken by the Company or any member of the designated peer group that are publicly reported would be excluded from the income calculation and comparison set forth above. If the Company’s operating income growth does not exceed the median operating income growth of the designated peer group over the designated period, the applicable restricted stock award grant for the executives will not vest and would be forfeited.

(3)	2007 Stock Option Grant — Stock options vest at the rate of 33 1/3%/year, with vesting dates of 3/1/08, 3/1/09 and 3/1/10.

(4)	The restricted stock award shall vest commencing on October 12, 2008, the third anniversary of the date of grant.

(5)	2006 Stock Option grant — Stock options vest at the rate of 33 1/3%/year, with vesting dates of 2/21/07, 2/21/08 and 2/21/09.

(6)	2005 Stock Option grant — Stock options vest at the rate of 33 1/3%/year, with vesting dates of 10/12/06, 10/12/07 and 10/12/08.

(7)	2005 Stock Option Grant — Stock options vest at the rate of 33 1/3%/year, with vesting dates of 1/26/06, 1/26/07 and 1/26/08.

(8)	2005 Stock Option Grant — Stock options vest at the rate of 33 1/3%/year, with vesting dates of 2/7/06, 2/7/07 and 2/7/08.

     The following table provides information on the amounts received by the Named Executive Officers during 2007 upon exercise of stock options.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Merrill A. Miller, Jr.	218,667	$8,679,976
Clay C. Williams	0	$0
Mark A. Reese	60,000	$1,085,836
Haynes B. Smith	40,070	$1,264,397
Dwight W. Rettig	100,000	$2,056,232

Post-Employment Compensation
     The following table provides information on nonqualified deferred compensation provided under the Supplemental Plan to the Named Executive Officers during the fiscal year ended December 31, 2007. For a more detailed discussion, see the section titled “Compensation Discussion and Analysis – Retirement, Health and Welfare Benefits”.
Nonqualifed Deferred Compensation

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	at Last
	Last FY	Last FY	FY	Distributions	FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Merrill A. Miller, Jr.	$0	$20,125	$5,335	—	$82,387
Clay C. Williams	$135,000	$22,212	$26,590	—	$594,178
Mark A. Reese	$0	$8,000	$910	—	$16,953
Haynes B. Smith	$15,400	$16,100	$83,185	—	$930,989
Dwight W. Rettig	$0	$5,000	$241	—	$4,912

(1)	Executive contributions were from the executive’s salary and are included in the Summary Compensation Table under the “Salary” column.

(2)	Registrant contributions are included in the Summary Compensation Table under the “All Other Compensation” column.

(3)	Aggregate earnings reflect the returns of the investment funds selected by the executives and are not included in the Summary Compensation Table.
Certain Relationships and Related Transactions
We transact business with companies with which certain of our Directors are affiliated. All transactions with these companies are on terms competitive with other third party vendors, and none of these is material either to us or any of these companies.
A “conflict of interest” occurs when a director or executive officer’s private interest interferes in any way, or appears to interfere, with the interests of the Company. Conflicts of interest can arise when a director or executive officer, or a member of his or her immediate family, have a direct or indirect material interest in a transaction with us. Conflicts of interest also arise when a director or executive officer, or a member of his or her immediate family, receives improper personal benefits as a result of his or her position as a director or executive officer of the Company. The Company’s Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers provides that directors and executive officers must avoid conflicts of interests with the Company. Any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company must be disclosed immediately to the Chair of the Company’s Audit Committee for his review and approval or ratification. This code also provides that the Company shall not make any personal loans or extensions of credit to nor become contingently liable for any indebtedness of directors or executive officers or a member of his or her family.
In February 2008, the Company and Mr. Beauchamp learned that Mr. Beauchamp’s brother-in-law serves as Chief Executive Officer of a vendor of the Company. During 2007, this vendor received approximately $3 million in payments from the Company. Due to this relationship, Mr. Beauchamp could not be considered an independent director under applicable NYSE listing standards. As a result, Mr. Beauchamp resigned from the Compensation Committee effective February 14, 2008, and was replaced by Roger L. Jarvis.
Compensation Committee Report
The responsibilities of the Compensation Committee, which are set forth in the Compensation Committee Charter adopted by the Board of Directors, include approving and evaluating all compensation of directors and executive officers, including salaries, bonuses, and compensation plans, policies and programs of the Company.
We have reviewed and discussed with senior management the Compensation Discussion & Analysis section included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company’s 2008 Proxy Statement.
Members of the Compensation Committee
Jeffery A. Smisek, Committee Chairman
Ben A. Guill
Roger L. Jarvis

DIRECTOR COMPENSATION
Directors who are employees of the Company do not receive compensation for serving on the Board of Directors. The following table sets forth the compensation paid by the Company to its non-employee members of the Board of Directors for the year ended December 31, 2007.
Director Compensation

					Change in
					Pension
	Fees Earned				Value and
	or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)(1)	(d)(2)	(e)	(f)	(g) (3)	(h)
Greg L. Armstrong	$73,500	$17,648	$128,564	—	—	$10,935	$230,647
Robert E. Beauchamp	$85,500	$17,648	$128,564	—	—	—	$231,712
Ben A. Guill	$84,500	$17,648	$128,564	—	—	$12,329	$243,041
David D. Harrison	$84,750	$17,648	$128,564	—	—	$424	$231,386
Roger L. Jarvis	$69,500	$17,648	$128,564	—	—	$12,649	$228,361
Eric L. Mattson	$73,500	$17,648	$128,564	—	—	$12,038	$231,750
Jeffery A. Smisek	$84,250	$17,648	$128,564	—	—	—	$230,462

(1)	Assumptions made in calculating the value of the restricted stock awards are further discussed in Item 15. Exhibits and Financial Statement Schedules – Notes to Consolidated Financial Statements, Note 13, of the Company’s Form 10-K for the fiscal year ended December 31, 2007. The grant date fair value of the restricted stock awards granted to the directors in 2007 are as follows: Mr. Armstrong — $92,546; Mr. Beauchamp — $92,546; Mr. Guill — $92,546; Mr. Harrison — $92,546; Mr. Jarvis — $92,546; Mr. Mattson — $92,546; and Mr. Smisek — $92,546. The aggregate number of outstanding shares of restricted stock awards as of December 31, 2007 for each director are as follows: Mr. Armstrong – 1,886; Mr. Beauchamp – 1,886; Mr. Guill – 1,886; Mr. Harrison – 1,886; Mr. Jarvis – 1,886; Mr. Mattson – 1,886; and Mr. Smisek – 1,886.

(2)	Assumptions made in calculating the value of the option awards are further discussed in Item 15. Exhibits and Financial Statement Schedules – Notes to Consolidated Financial Statements, Note 13, of the Company’s Form 10-K for the fiscal year ended December 31, 2007. The grant date fair value of the option awards granted to the directors in 2007 are as follows: Mr. Armstrong — $127,809; Mr. Beauchamp — $127,809; Mr. Guill — $127,809; Mr. Harrison — $127,809; Mr. Jarvis — $127,809; Mr. Mattson — $127,809; and Mr. Smisek - $127,809. The aggregate number of outstanding stock options as of December 31, 2007 for each director are as follows: Mr. Armstrong – 39,000; Mr. Beauchamp – 34,000; Mr. Guill – 39,000; Mr. Harrison – 54,000; Mr. Jarvis – 79,000; Mr. Mattson – 72,450; and Mr. Smisek – 30,342.

(3)	Expenses for non-business related activities associated with the Company’s board meeting in Beijing, China, comprised mainly of air travel and sightseeing expenses for spouses of directors, paid by the Company on behalf of Mr. Armstrong — $10,935; Mr. Guill - $12,329; Mr. Harrison — $424; Mr. Jarvis — $12,649; and Mr. Mattson — $12,038.
Board Compensation
Members of the Company’s Board of Directors who are not full-time employees of the Company receive the following cash compensation:
•	For service on the Board of Directors – an annual retainer of $55,000, paid quarterly;

•	For service as chairman of the audit committee of the Board of Directors – an annual retainer of $20,000, paid quarterly;

•	For service as chairman of each of the compensation committee and the nominating/corporate governance committee of the Board of Directors – an annual retainer of $10,000, paid quarterly;

•	For service as a member of the audit committee of the Board of Directors – an annual retainer of $7,500, paid quarterly;

•	For service as a member of each of the compensation committee and the nominating/corporate governance committee of the Board of Directors – an annual retainer of $5,000, paid quarterly; and

•	$1,500 for each Board meeting and each committee meeting attended.
Directors of the Board who are also employees of the Company do not receive any compensation for their service as directors.
Members of the Board are also eligible to receive stock options and awards, including restricted stock, performance awards, phantom shares, stock payments, or SARs under the National Oilwell Varco Long-Term Incentive Plan.
The Board approved the grant of 8,000 options and 1,886 shares of restricted stock awards on June 5, 2007 to each non-employee director under the National Oilwell Varco Long-Term Incentive Plan. The exercise price of the options is $49.07 per share, which was the fair market value of one share of the Company’s common stock on the date of grant. The options have a term of ten years from the date of grant and vest in three equal annual installments beginning on the first anniversary of the date of the grant. The restricted stock award shares vest in three equal annual installments beginning on the first anniversary of the date of the grant.
Stock Ownership Guidelines
The Board has adopted a policy whereby each member of the Board should have beneficial ownership of a minimum of 5,000 shares of the Company’s common stock. Beneficial ownership is defined as set forth in the rules of the Securities and Exchange Commission, and thus would include any shares as to which the director has the right to acquire within 60 days of a relevant measuring date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The rules of the SEC require that the Company disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors, executive officers, and beneficial owners of more than ten percent of the Company’s stock. The Company has undertaken responsibility for preparing and filing the stock ownership forms required under Section 16(a) of the Securities and Exchange Act of 1934, as amended, on behalf of its officers and directors. Based upon a review of forms filed and information provided by the Company’s officers and directors, we believe that all Section 16(a) reporting requirements were met during 2007.
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
If you wish to submit proposals to be included in our 2009 Proxy Statement, we must receive them on or before December 5, 2008. Please address your proposals to: Dwight W. Rettig, Vice President, General Counsel and Secretary, National Oilwell Varco, Inc., 7909 Parkwood Circle Drive, Houston, Texas 77036.
If you wish to submit proposals at the meeting that are not eligible for inclusion in the Proxy Statement, you must give written notice no later than February 18, 2009 to: Dwight W. Rettig, Vice President, General Counsel and Secretary, National Oilwell Varco, Inc., 7909 Parkwood Circle Drive, Houston, Texas 77036. If you do not comply with this notice provision, the proxy holders will be allowed to use their discretionary voting authority on the proposal when it is raised at the meeting. In addition, proposals must also comply with National Oilwell Varco’s bylaws and the rules and regulations of the SEC.
ANNUAL REPORT AND OTHER MATTERS
At the date this Proxy Statement went to press, we did not know of any other matters to be acted upon at the meeting other than the election of directors, ratification of the appointment of independent auditors, and approval of the annual cash incentive plan for executive officers as discussed in this Proxy Statement. If any other matter is presented, proxy holders will vote on the matter in accordance with their best judgment.
National Oilwell Varco’s 2007 Annual Report on Form 10-K filed on February 29, 2008 is included in this mailing, but is not considered part of the proxy solicitation materials.

By order of the Board of Directors,
/s/ Dwight W. Rettig

Dwight W. Rettig
Vice President, General Counsel and Secretary

Houston, Texas
April 4, 2008

ANNEX I
NATIONAL OILWELL VARCO, INC.
ANNUAL INCENTIVE PLAN
Purpose
     The National Oilwell Varco, Inc. Annual Incentive Plan (the “Plan”) is intended to promote the interests of National Oilwell Varco, Inc., a Delaware Corporation, (the “Company”) and its shareholders by providing designated Executives with incentive compensation that is correlated with the achievement of specified performance goals. The Plan is intended to provide annual incentive compensation, primarily to Executives who are considered to be “covered employees” within the meaning of Section 162(m)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), that is considered “performance-based compensation” under Code Section 162(m) and thus not subject to the annual compensation deduction limit under Section 162(m).
ARTICLE I
DEFINITIONS
     For purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:
     1.1 “Base Salary” means the regular, annual, base salary payable by the Employer for a Performance Period to a Participant for services rendered, but excluding Incentive Compensation payable under the Plan, income derived from stock options, restricted stock awards, fringe benefits, and any bonuses, incentive compensation, special awards or other extraordinary remuneration. The Committee shall stipulate a Participant’s Base Salary for purposes of computing Incentive Compensation awarded under the Plan to the Participant.
     1.2 “Beneficiary” means the beneficiary or beneficiaries designated to receive any amounts payable under the Plan pursuant to Section 6.2 upon the Participant’s death.
     1.3 “Board” means the Board of Directors of the Company.
     1.4 “Cause” when used in connection with the termination of a Participant’s employment, shall mean (i) the Participant’s gross negligence or willful misconduct in the performance of Participant’s duties with respect to the Company or a Subsidiary or (ii) Participant’s final conviction of a misdemeanor involving moral turpitude or a felony.
     1.5 “Change of Control” means (i) the Company completes the sale of assets having a gross sales price which exceeds 50% of the consolidated total capitalization of the Company (consolidated total stockholders’ equity plus consolidated total long-term debt as determined in accordance with generally accepted accounting principles) as at the end of the last full fiscal quarter prior to the date such determination is made; or (ii) any corporation, person or group within the meaning of Section 13(d)(3) and 14(d)(2) of the Exchange Act, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of voting securities of the Company representing more than 30% of the total votes eligible to be cast at any election of directors of the Company.
Notwithstanding the foregoing provisions of this Section 1.5, to the extent that any payment or acceleration hereunder is subject to Code Section 409A as deferred compensation, the term Change of Control shall mean an event described in the foregoing definition of Change of Control that also constitutes a change in control event as defined in Treasury regulation section 1.409A-3(i)(5).
     1.6 “Code” means the Internal Revenue Code of 1986, as amended. References herein to any Section of the Code shall also refer to any successor provision thereof, and the regulations and other authority issued thereunder by the appropriate governmental authority.
     1.7 “Committee” means the Compensation Committee of the Board. The Committee shall be comprised solely of two (2) or more non-employee members of the Board who qualify to administer the Plan as “disinterested directors” under Rule 16b-3 of the Exchange Act, and as “outside directors” under Code Section 162(m).
     1.8 “Company” means National Oilwell Varco, Inc., a Delaware corporation, or its successor in interest.
     1.9 “Employer” means the Company and any Subsidiary.
     1.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     1.11 “Executive” means an officer of the Company or a Subsidiary.
     1.12 “Incentive Compensation” means the compensation approved by the Committee to be awarded to a Participant for any Performance Period under the Plan.
     1.13 “Involuntary Termination” means a Participant’s termination from employment with the Employer on or within twelve months following a Change of Control that is either (i) initiated by the Employer for reasons other than Cause, or (ii) initiated by the Participant after (a) a reduction by the Employer of the Participant’s authority, duties or responsibilities as in effect immediately prior to the Change of Control (excluding for this purpose (x) an insubstantial reduction of such authorities, duties or responsibilities or an insubstantial reduction of the Participant’s offices, titles and reporting requirements, or (y) an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Employer promptly after receipt of notice thereof given by Participant), (b) a reduction of Participant’s Base Salary or total compensation as in effect immediately prior to the Change of Control (total compensation means for this purpose: Base Salary, participation in this Plan, and participation in a long-term incentive plan), or (c) the Participant’s transfer, without the Participant’s express written consent, to a location which is outside the general metropolitan area in which the Participant’s principal place of business immediately prior to the Change of Control may be located or the Employer’s requiring the Participant to travel on Employer business to a substantially greater extent than required immediately prior to the Change of Control.

     1.14 “Participant” means an Executive who is selected by the Committee to participate in the Plan pursuant to Article III for any Performance Period.
     1.15 “Performance Criteria” means the business criteria that are specified by the Committee pursuant to Article VII.
     1.16 “Performance Goal” means (a) the selected Performance Criteria and (b) the objective goals established relative to such Performance Criteria, as determined by the Committee for any Performance Period.
     1.17 “Performance Period” means the Company’s fiscal year or such other period selected by the Committee for the award of Incentive Compensation.
     1.18 “Plan” means the National Oilwell Varco, Inc. Annual Incentive Plan, as it may be amended from time to time.
     1.19 “Subsidiary” means any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Code Section 424(f), and any limited liability company, partnership, joint venture, or other entity in which the Company controls more than fifty percent (50%) of its voting power or equity interests.
ARTICLE II
ADMINISTRATION
     Subject to the terms and conditions of this Article II, the Plan shall be administered by the Committee. The Committee shall have the power, in its discretion, to take such actions as may be necessary to carry out the provisions of the Plan and the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Committee shall have the discretionary power and authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.
     In construing the Plan and in exercising its power under provisions requiring the Committee’s approval, the Committee shall attempt to ascertain the purpose of the provisions in question, and when the purpose is known or reasonably ascertainable, the purpose shall be given effect to the extent feasible as determined by the Committee. Likewise, the Committee is authorized to determine all questions with respect to the individual rights of all Participants under the Plan, including, but not limited to, all issues with respect to eligibility. The Committee shall have all powers necessary or appropriate to accomplish its duties under the Plan including, but not limited to, the power to:
     (a) designate the Executives who are eligible to participate in the Plan as Participants;

     (b) maintain records of all Plan transactions and other data in the manner necessary for proper administration of the Plan;
     (c) adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules and regulations are not inconsistent with the terms of the Plan as set out herein;
     (d) enforce the terms of the Plan and the rules and regulations it adopts;
     (e) review claims and render decisions on claims for benefits under the Plan;
     (f) furnish the Company or the Participants, upon request, with information that the Company or the Participants may require for tax or other purposes;
     (g) employ agents, attorneys, accountants or other persons (who also may be employed by or represent the Company) for such purposes as the Committee deems necessary or desirable in connection with its duties hereunder; and
     (h) perform any other acts necessary or appropriate for the proper management and administration of the Plan.
     The Committee may delegate to one or more members of the Committee any of its administrative duties under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time by directive or practice; provided, however, the Committee cannot delegate to such member(s) the power or authority to (i) award Incentive Compensation under the Plan or (ii) to take any action which would contravene the requirements of Code Section 162(m) or the Sarbanes-Oxley Act of 2002.
ARTICLE III
ELIGIBILITY
     For each Performance Period, the Committee shall select the particular Executives to whom Incentive Compensation may be awarded under the Plan for such Performance Period. Executives who participate in the Plan may also participate in other incentive or benefit plans maintained by an Employer.
ARTICLE IV
ESTABLISHMENT OF INCENTIVE COMPENSATION TARGETS
     4.1 Incentive Compensation Award Target. For each award of Incentive Compensation for a Performance Period, the Committee will establish the level or levels of targeted Incentive Compensation for each Participant within the first ninety (90) days of the Performance Period (or within such shorter deadline as may apply under Code Section 162(m) if the Performance Period is less than 12 months). The Incentive Compensation targets for each Participant that are established by the Committee will be expressed as a percentage of such Participant’s Base Salary; provided, however, in no event will a Participant’s Incentive Compensation exceed five million dollars ($5,000,000) for any single Performance Period.

     4.2 Increase in Incentive Compensation. Under no circumstances may the amount of any Incentive Compensation awarded to any Participant for a specified Performance Period be increased by the Committee without requisite shareholder approval to the extent required by Code Section 162(m).
ARTICLE V
DETERMINATION OF GOALS FOR INCENTIVE COMPENSATION
     5.1 Establishment of Performance Goals. For each Performance Period for which the Committee determines to establish potential Incentive Compensation awards for one or more Participants, the Committee, within the first ninety (90) days of such Performance Period (or within such shorter deadline as may apply under Code Section 162(m) if the Performance Period is less than 12 months), will set forth in writing all of the terms and conditions of such Incentive Compensation awards, including: (a) the Performance Goals for the Performance Period, including the Performance Criteria and the objective goals established relative to such Performance Criteria, which may include a threshold, target and maximum level of achievement, and the relative weighting of each Performance Goal in determining the Participant’s actual Incentive Compensation; provided, however, the outcome of such Performance Goals must be substantially uncertain at the time they are established by the Committee; and (b) with respect to each Participant, the maximum percentage of his Incentive Compensation payable upon attaining each level of achievement of the Performance Goals.
     5.2 Determination. Within a reasonable period of time after the end of each Performance Period, the Committee shall determine the extent to which the Performance Goals assigned to each Participant were achieved for the Performance Period, and based solely on such achievement, shall approve the calculation of the Participant’s actual Incentive Compensation award. No Incentive Compensation is payable hereunder unless at least the designated threshold level or levels for such Performance Goals have been achieved, as determined by the Committee.
     5.3 Committee Discretion. The Committee shall have no discretion to approve an amount of Incentive Compensation to be paid to a Participant under the Plan that is in excess of the amount determined pursuant to the pre-established Incentive Compensation award granted to the Participant for the applicable Performance Period.
ARTICLE VI
PAYMENT OF INCENTIVE COMPENSATION
     6.1 Form and Time of Payment. Subject to Section 6.2, a Participant’s Incentive Compensation for each Performance Period, if any, shall be paid in a cash lump sum (net of applicable tax and other required withholdings) as soon as practicable after (a) the results for such Performance Period have been finalized and (b) the Committee has certified, in writing, that the applicable Performance Goals have been satisfied for the Performance Period. For purposes of the preceding sentence, approved minutes of the Committee meeting in which the certification is made shall be treated as written certification. The Incentive Compensation shall be paid under the Plan within two and one-half (2 1/2) months after the end of the calendar year in which the Performance Period relating to such Incentive Compensation ends.

     6.2 Payment in the Event of Termination.
     (a) If a Participant’s employment terminates for any reason prior to the end of a Performance Period, then such Participant shall immediately forfeit and relinquish any and all rights and claims to receive any Incentive Compensation hereunder for such Performance Period.
     (b) If a Participant’s employment terminates for any reason after the end of a Performance Period but prior to the date of actual payment pursuant to Section 6.1, then such Participant (or Participant’s Beneficiary in the event employment is terminated due to death) shall be entitled to the Incentive Compensation payment determined by the Committee to be due and payable to such Participant; provided, however, that if (i) such Participant’s employment is terminated for Cause, or (ii) such Participant voluntarily terminates employment with the Company (excluding an Involuntary Termination) during the period after the end of a Performance Period but prior to the date of actual payment pursuant to Section 6.1, then such Participant shall immediately forfeit and relinquish any and all rights and claims to receive any Incentive Compensation hereunder for such Performance Period.
ARTICLE VII
PERFORMANCE CRITERIA
     As determined by the Committee, Incentive Compensation payable under the Plan is subject to the performance objectives relating to one or more of the following Performance Criteria (with respect to the Company, any Subsidiary or any division, operating unit or product line): net earnings (either before or after interest, taxes, depreciation and/or amortization), sales, revenue, net income (either before or after taxes), operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, customer or sales channel revenue or profitability, productivity, expense, margins, cost reductions, controls or savings, operating efficiency, customer satisfaction, working capital, strategic initiatives, economic value added, earnings per share, earnings per share from operations, price per share of stock, and market share. Performance Criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a Performance Period.
     The Committee shall establish one or more Performance Criteria for each award of Incentive Compensation to a Participant. In establishing the Performance Criteria for each award of Incentive Compensation, the Committee may provide that the effect of specified extraordinary or unusual events will be included or excluded (including, but not limited to, all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of business or related to a change in accounting principle, all as determined in accordance with standards set by Opinion No. 30 of the Accounting Principles Board (APB Opinion 30) or other authoritative financial accounting standards). The terms of the stated Performance Criteria for each applicable award of Incentive Compensation must preclude the Committee’s discretion to increase the amount payable to any Participant that would otherwise be due upon attainment of the Performance Criteria. The Performance Criteria

specified need not be applicable to all awards of Incentive Compensation, and may be particular or unique to an individual Participant’s function, duties or business unit.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
     8.1 Non-Assignability. A Participant cannot alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits under the Plan prior to the actual receipt thereof; and any attempt to alienate, assign, pledge, sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits, shall be null and void.
     8.2 No Right to Continue in Employment. Nothing in the Plan confers upon any Participant the right to continue in the employ of the Company or any Subsidiary, or interferes with or restricts in any way the right of the Employer to discharge any Participant at any time (subject to any contract rights of such Participant).
     8.3 Indemnification of Committee Members. Each person who is or was a member of the Committee shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he is or may be a party, or in which he may be involved, by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Each such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled from the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     8.4 No Plan Funding. The Plan shall at all times be entirely unfunded and no provision shall be made with respect to segregating any assets of any Employer for payment of any amounts due hereunder. No Participant, Beneficiary, or other person or entity shall have any interest in any particular assets of an Employer by reason of the right to receive any Incentive Compensation under the Plan until such payment is actually received by such person. Participants and Beneficiaries shall have only the rights of general unsecured creditors of the Company.
     8.5 Governing Law. The Plan shall be construed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions.
     8.6 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Employer and its successors and assigns, and the Participants and their Beneficiaries, heirs, and personal representatives.
     8.7 Construction of Plan. The captions used in the Plan are for convenience of reference only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.
     8.8 Integrated Plan. The Plan constitutes the final and complete expression of agreement among the parties hereto with respect to the subject matter hereof.
     8.9 Compliance with Code Section 409A. The Plan is not intended to provide for the payment of any nonqualified deferred compensation that is subject to Code Section 409A. However, to the extent that any payment under the Plan is determined by the Committee to be nonqualified deferred compensation subject to Section 409A, the Plan is intended to comply with Section 409A. If any provision herein results in the imposition of an excise tax on any Participant or Beneficiary under Section 409A, such provision will be reformed to the extent necessary to avoid such imposition as the Committee determines is appropriate to comply with Section 409A.
ARTICLE IX
AMENDMENT OR DISCONTINUANCE
     The Committee may at any time, and from time to time, without the consent of (or liability of the Committee or Employer to) any Participant, amend, revise, suspend, or discontinue the Plan, in whole or in part, subject to any shareholder approval required by law; provided, however, the Committee may not amend the Plan to change the method for determining Incentive Compensation or the Performance Goals under Articles IV and V without the approval of the majority of votes cast by the shareholders of the Company in a separate vote to the extent required by Code Section 162(m).
ARTICLE X
EFFECT OF THE PLAN
     Neither the adoption of the Plan, nor any action of the Board or the Committee hereunder, shall be deemed to give any Participant any right to be granted Incentive Compensation hereunder. In addition, nothing contained in the Plan, and no action taken pursuant to its provisions, shall be construed to (a) give any Participant any right to any compensation, except as expressly provided herein; (b) be evidence of any agreement, contract or understanding, express or implied, that any Employer will employ a Participant in any particular position or for any particular duration; (c) give any Participant any right, title, or interest whatsoever in, or to, any assets or investments which the Participant may make to aid it in meeting its obligations hereunder; (d) create a trust or fund of any kind; or (e) create any type of fiduciary relationship between an Employer and a Participant or any other person.
ARTICLE XI
TERM
     The Plan shall be effective as of January 1, 2008, contingent upon its approval by the Company’s shareholders in a manner consistent with the shareholder approval requirements of Code Section 162(m).

Appendix I
NATIONAL OILWELL VARCO, INC.
(“Company”)
CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS
Amended and Restated by the Board of Directors on November 16, 2005
I. Purpose
The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:
•	Monitor the integrity of the Company’s financial statements, financial reporting processes, systems of internal controls regarding finance, and disclosure controls and procedures.

•	Select and appoint the Company’s independent auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the Company’s independent auditors, and establish the fees and other compensation to be paid to the independent auditors.

•	Monitor the independence and performance of the Company’s independent auditors and internal audit function.

•	Establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among the independent auditors, management, the internal audit function and the Board of Directors.

•	Prepare an audit committee report as required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

•	Monitor the Company’s compliance with legal and regulatory requirements.
The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct and confidential access to the independent auditors as well as officers and employees of the Company. The Committee has the authority to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Committee, to the Company’s independent auditors in connection with the issuance of its audit report, or to any consultants or experts employed by the Committee.
II. Structure and Operations
Composition and Qualifications
     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be determined by the Board meet the independence and experience requirements of the SEC, the New York Stock Exchange and the Corporate Governance Guidelines of the Board (as each may be modified or supplemented). All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements of the sort published by the Company at the time of their appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise and qualify as an “audit committee financial expert” in accordance with the requirements of the SEC and other applicable rules (as may be modified or supplemented).
     No Director may serve as a member of the Committee if such Director serves on the audit committee of more than two other public companies.
Appointment and Removal
     Committee members shall be appointed by the Board on the recommendation of the Nominating Corporate Governance Committee of the Board. A Committee member shall serve until such member’s successor is duly appointed or until such member’s earlier resignation, death or removal. The members of the Committee may be removed, with or without cause, by majority vote of the Board.
Chairman
     If a Committee Chair is not designated by the Board, the members of the Committee may designate a Chair by majority vote of the Committee members.
Meetings
     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. A majority of the members of the Committee shall constitute a quorum. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings may be held telephonically. The Committee may act by unanimous written consent, when deemed necessary or desirable by the Committee or its Chair.
     The Committee shall meet privately in executive session at least four times annually with management, the manager of internal auditing, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, shall communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the independent auditors’ review procedures.
     The Committee may request any officer or employee of the Company or the Company’s counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.
     The Chair of the Committee, with input from the other members of the Committee as well as the Chief Financial Officer, the General Counsel, the Internal Audit Group, the Risk Mitigation Group and the independent auditor, shall develop the agenda for each Committee Meeting.
Subcommittees
     The Committee shall not be authorized to create any subcommittees.
III. Audit Committee Responsibilities and Duties
Review Procedures
     1. Review the Company’s annual audited financial statements prior to filing or release, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Review should include discussion with management and the independent auditors of significant issues regarding critical accounting estimates, accounting principles, practices and judgments, including, without limitation, a review with the independent auditors of any auditor report to the Committee required under rules of the Securities and Exchange Commission (as may be modified or supplemented). Review should also include review of the independence of the independent auditors (see item 11 below) and a discussion with the independent auditors of the conduct of their audit (see item 12 below). Based on such review determine whether to recommend to the Board that the annual audited financial statements be included in the Company’s Annual Report on Form 10-K filed under the rules of the Securities and Exchange Commission.
     2. In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal audit function together with management’s responses. Review any significant changes to the Company’s auditing and accounting policies. Resolve disagreements, if any, between management and the independent auditors.
     3. Review with financial management and the independent auditors the Company’s quarterly earnings releases and financial statements prior to filing or release, including the use of “pro forma” or “adjusted” non-GAAP information. The Committee may designate a member of the Committee to represent the entire Committee for purposes of this review.

     4. Review any exceptions to the certifications required of the Chief Executive Officer and Chief Financial Officer in connection with the filings of annual and quarterly financial statements with the Securities and Exchange Commission.
     5. Periodically review and discuss financial information and earnings guidance provided to analysts and rating agencies. The Committee may designate a member of the Committee to represent the entire Committee for purposes of this review.
     6. Review and reassess the adequacy of this Charter at least annually and submit any recommended changes herein to the Board at its fourth regularly scheduled meeting in each year. Submit the Charter to the Board of Directors for approval and cause the Charter to be approved at least once every three years in accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange (as may be modified or supplemented).
Independent Auditors
     7. The Company’s independent auditors are directly accountable to the Committee and the Board of Directors. The Committee shall review the independence and performance of the independent auditors, annually appoint the independent auditors and approve any discharge of auditors when circumstances warrant.
     8. The Committee shall set clear hiring policies for employees or former employees of the independent auditors.
     9. Approve the fees and other significant compensation to be paid to the independent auditors.
     10. Approve the independent auditors’ annual audit plan, including scope, staffing, locations and reliance upon management and the internal audit function.
     11. On an annual basis, review and discuss with the independent auditors all significant relationships the auditors have with the Company that could impair the auditors’ independence. Such review should include receipt and review of a report from the independent auditors regarding their independence consistent with Independence Standards Board Standard I (as may be modified or supplemented). All engagements for non-audit services by the independent auditors must be approved by the Committee prior to the commencement of services. The Committee may designate a member of the Committee to represent the entire Committee for purposes of approval of non-audit services, subject to review by the full Committee at the next regularly scheduled meeting. The Company’s independent auditors may not be engaged to perform prohibited activities under the Sarbanes-Oxley Act of 2002 or the rules of the Public Company Accounting Oversight Board or the Securities and Exchange Commission.
     12. Prior to filing or releasing annual financial statements, discuss the results of the audit with the independent auditors, including a discussion of the matters required to be communicated to audit committees in accordance with SAS 61 (as may be modified or supplemented). Prior to filing or releasing quarterly unaudited financial statements, discuss the independent auditors matters required to be communicated to audit committees in accordance with SAS 71 (as may be modified or supplemented).
     13. Obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 (which requires the independent auditor, if it detects or becomes aware of any illegal act, to assure that the Committee is adequately informed and to provide a report if the independent auditor has reached specified conclusions with respect to such illegal acts) has not been implicated.
     14. Consider the independent auditors’ judgment about the quality and appropriateness of the Company’s accounting principles, including acceptable alternatives and critical accounting estimates as applied in its financial reporting.
Internal Audit Function and Legal Compliance
     15. Review the budget and activities of the Company’s internal audit function, audit plans, procedures and result, and coordination with independent auditors. Regularly review the continued overall effectiveness of the internal audit function as required under relevant law and the listing standards of the New York Stock Exchange.
     16. Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.
     17. Review reports received by the Company’s Risk Mitigation Group with respect to complaints regarding accounting, internal accounting controls, disclosure controls and procedures, auditing matters or violations of the Company’s Code of Ethics (as defined in the Company’s Code of Business Conduct for Members of the Board of Directors and Executive Officers)(collectively, “Complaints”).
     18. On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.
     19. Review and assess at least annually the Company’s Code of Ethics, recommend changes in the Code of Ethics as conditions warrant and confirm that management has established a system to monitor compliance with the Code of Ethics by officers and relevant employees of the Company.
     20. Review management’s monitoring of the Company’s compliance with the Code of Ethics, and confirm that management has a review system in place to maximize the likelihood that the Company’s financial statements, reports, other financial information and disclosures disseminated to governmental organizations and the public satisfy applicable legal requirements.
     21. Facilitate and review, as appropriate, the Company’s procedures for the receipt, retention and treatment of Complaints received by the Company from (a) Company employees through the Company’s Risk Mitigation Group or (b) Company employees or others through confidential, anonymous submission(s) to a post office box (or confidential e-mail) directly to the Chair of the Audit Committee.
     22. Confirm that any action requested by the Chair in respect of any alleged Complaint has been taken as requested by the Committee.
     23. Serve as the Board’s qualified legal compliance committee pursuant to which an attorney for the Company may report purported evidence of a material violation of securities law, breach of fiduciary duty or similar violation by the Company or one of its agents.
Other Audit Committee Responsibilities
     24. Annually prepare the report to shareholders as required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
     25. Review and approve all related-party transactions.
     26. Perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate.
     27. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.
     28. The Committee shall be evaluated through the annual evaluation process conducted by the Nominating/Corporate Governance Committee.
Limitation of Audit Committee’s Role
     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of financial statements in accordance with GAAP. Management is also responsible for assuring compliance with laws and regulations and the Company’s corporate policies, subject to the Committee’s oversight in the areas covered by this Charter. The independent auditors are responsible for expressing an opinion on those financial statements.
     Committee members are not employees of the Company or accountants or auditors by profession or experts in the fields of accounting or auditing. They rely, and are entitled to rely, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of the independent auditors included in their report on the Company’s financial statements. The Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with GAAP and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP or that the audit of the Company’s financial statements has been carried out in accordance with GAAP.

Appendix II
NATIONAL OILWELL VARCO, INC.
(“Company”)
CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
Amended and Restated by the Board of Directors on November 14, 2007
I.	Purpose
The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:
•	Discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers.

•	Approve and evaluate all compensation of directors and executive officers, including salaries, bonuses, and compensation plans, policies and programs of the Company.

•	Administer all plans of the Company under which shares of common stock may be acquired by directors or executive officers of the Company.
The Committee has the authority, at the Company’s expense and to the extent it deems necessary or appropriate, to retain special legal, compensation or other consultants to advise the Committee. The Company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Committee, to any consultants or experts employed by the Committee.
II.	Structure and Operations
Composition
The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be determined by the Board to meet the independence requirements of the Securities and Exchange Commission, the New York Stock Exchange and the Corporate Governance Guidelines of the Board (as each may be modified or supplemented). In addition, each Committee member shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined in section 162(m) of the Internal Revenue Code.

Appointment and Removal
     Committee members shall be appointed by the Board on the recommendation of the Nominating/Corporate Governance Committee of the Board. A Committee member shall serve until such member’s successor is duly appointed or until such member’s earlier resignation, death or removal. The members of the Committee may be removed, with or without cause, by majority vote of the Board.
Chairman
     If a Committee Chair is not designated by the Board, the members of the Committee may designate a Chair by majority vote of the Committee members.
Meetings
     The Committee shall meet at least twice annually, or more frequently as circumstances dictate. A majority of the members of the Committee shall constitute a quorum. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings may be held telephonically. The Committee may act by unanimous written consent, when deemed necessary or desirable by the Committee.
     The Chair of the Committee, with input from the other members of the Committee and the representatives of the Company’s senior management designated by the Chief Executive Officer, shall develop the agenda for each Committee meeting. The Committee may request any officer or employee of the Company or the Company’s counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.
Subcommittees
     The Committee shall not be authorized to create any subcommittees.
III.	Compensation Committee Responsibilities and Duties
     1. Equity-based Plans. The Committee shall make recommendations to the Board with respect to the adoption of equity-based plans.
     2. Plan Administration. The Committee shall have full and final authority in connection with the administration of all plans of the Company under which incentive compensation and shares of common stock or other equity securities of the Company may be issued to directors and executive officers. In furtherance of the foregoing, the Committee shall, in its sole discretion, grant options and make awards of shares under the Company’s stock plans.
     3. Director Compensation. The Committee shall annually assess the adequacy and suitability of the Company’s compensation plan for members of its Board. In carrying out this responsibility, the Committee shall consider whether the Company’s director compensation plan is sufficient to enable the Company to attract talented and qualified individuals to serve on the Board and its standing committees. Where the Committee considers it appropriate, the Committee may engage compensation consultants to evaluate the adequacy of the Company’s director compensation plan. The Committee shall prepare, as appropriate, modifications to the current director compensation plan and submit any such modifications to the full Board for its disposition.
     4. Chief Executive Officer (“CEO”) Compensation and Goals. The Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, solicit input from all directors of the Company, evaluate the CEO’s performance in light of those goals and objectives, recommend to the non-management members of the Board the CEO’s total annual compensation package and thereafter the Chair of the Committee shall provide development feedback to the CEO. In determining the long-term incentive component of CEO compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.
     5. Approval of Other Executive Officer Compensation. The Committee shall annually review with the CEO and approve for the executive officers of the Company other than the CEO: (a) annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.
     6. Total Amounts Payable on Termination of Employment. The Committee shall review on an annual basis or such other time period as it deems appropriate, the total amounts payable to executive officers under all compensation and benefit plans and agreements under various termination of employment scenarios, including retirement and change of control.
     7. Review of Compensation Discussion and Analysis; Annual Report. The Committee shall review and discuss the Compensation Discussion and Analysis with management and based on such review and discussions recommend to the Board that such analysis be included in the Company’s proxy statement. The foregoing matters shall be evidenced in the Committee’s report, which shall be included in the Company’s proxy statement.
     8. Other Activities. The Committee shall perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate, including a review and assessment of this Charter at least annually and the submission of any recommended changes therein to the Board at its fourth regularly scheduled meeting in each year.
     9. Committee Minutes and Reports. The Committee shall maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.
     10. Section 16(b) Approvals. The Committee shall pre-approve all transactions in the Company’s securities, by and between the Company and any director and executive officer of the Company, for which exemptive treatment from Section 16(b) of the Exchange Act is sought.
     11. Evaluations. This Committee shall be evaluated through the annual evaluation process administered by the Nominating/Corporate Governance Committee.

Appendix III
NATIONAL OILWELL VARCO, INC.
(“Company”)
CHARTER OF THE NOMINATING/CORPORATE
GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
Amended and Restated by the Board of Directors on November 16, 2005
I. Purpose
     The Nominating/Corporate Governance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:
•	Ensure that the Board and its committees are appropriately constituted so that the Board and Directors may effectively meet their fiduciary obligations to shareholders and the Company;

•	Identify individuals qualified to become Board members and recommend to the Board director nominees for each annual meeting of shareholders and candidates to fill vacancies in the Board;

•	Recommend to the Board annually the Directors to be appointed to Board committees;

•	Monitor, review, and recommend, when necessary, any changes to the Corporate Governance Guidelines; and

•	Monitor and evaluate annually the effectiveness of the Board and management of the Company, including their effectiveness in implementing the policies and principles of the Corporate Governance Guidelines.
The Committee shall have the sole authority, at the Company’s expense, to retain and terminate, as necessary, any search firm to be used to assist the Committee in identifying director candidates, including the sole authority to approve such search firm’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors it deems necessary in the performance of its duties. The Company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Committee, to any consultants or experts employed by the Committee.

II.	Structure and Operations
Composition
     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be determined by the Board to meet the independence requirements of the Securities and Exchange Commission, the New York Stock Exchange and the Corporate Governance Guidelines of the Company (the “Guidelines”) (as each may be modified or supplemented).
Appointment and Removal
     Committee members shall be appointed by the Board on the recommendation of the Committee and shall serve until such member’s successor is duly appointed or until such member’s earlier resignation, death or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.
Chairman
     If a Committee Chair is not designated by the Board, the members of the Committee may designate a Chair by majority vote of the Committee members.
Meetings
     The Committee shall meet at least twice annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings may be held telephonically. A majority of the members of the Committee shall constitute a quorum. The Committee may act by unanimous written consent, when deemed necessary or desirable by the Committee or its Chair.
     The Chair of the Committee, with input from the other members of the Committee and the representatives of the Company’s senior management designated by the Chief Executive Officer, shall develop the agenda for each Committee meeting.
     The Committee may request any officer or employee of the Company or the Company’s counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.
Subcommittees
     The Committee shall not be authorized to create any subcommittees.

III.	Nominating/Corporate Governance Committee Responsibilities and Duties
     Recommend Nominees for Election as Directors
The Committee shall recommend to the Board the director nominees for each annual meeting of shareholders and persons to fill vacancies in the Board that occur between meetings of shareholders. In discharging this responsibility, the Committee shall:
1.	With respect to directors to be nominated to stand for re-election, consider matters such as attendance at Board and committee meetings, conflicts of interest, and other relevant factors.
2.	Determine the desired skills and attributes for new directors to serve on the Board;
3.	Evaluate prospective Board members, including candidates suggested by shareholders, whose skills and attributes reflect those desired;
4.	Interview prospective candidates and ascertain whether they meet the qualifications for director set forth in the Guidelines;
5.	Secure approval by the entire Board of each nominee for election as a Director or each person selected to fill a vacancy on the Board; and
6.	Approve extending an invitation to join the Board if the invitation is proposed to be extended by any person other than the Chair of the Committee.
Recommend Appointments
7.	The Committee, in consultation with the Chair of the Board, and after considering the desires, experience and expertise of individual Directors, shall make a recommendation and report to the Board regarding the assignment of Directors to Committees, including the designation of Committee Chairs. Committees and their Chairs shall be appointed by the Board of Directors annually at the annual organizational meeting of the Board of Directors. It is the Board’s policy that only Directors who at all times meet the independence and other requirements of applicable laws, listing requirements and the Guidelines shall serve on the Company’s standing Committees.
8.	Annually, the Committee shall recommend to the non-employee Directors an independent Director to serve as the Company’s Lead Director.
Evaluate the Board, its Committees and their Members
The Committee shall conduct an annual review and evaluation of the conduct and performance of the Board, its members, the Board’s committees and their members based upon completion by each director of an evaluation form circulated in connection with such review and evaluation. The evaluation form shall include questions designed to solicit an assessment of:
9.	The size, composition and independence of the Board and each committee of which a Director is a member;

10.	The adequacy of committee charters;

11.	Access to and review of information from management by the Board and each committee on which a Director is a member, and the quality of such information;

12.	The performance of the members of the Board and each committee of which each Director is a member;

13.	The Board’s responsiveness to shareholder concerns;

14.	Maintenance and implementation of the Company’s Code of Ethics (as defined in Company’s Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officer); and

15.	Maintenance and implementation of the Guidelines.
The review shall seek to identify specific areas, if any, in need of improvement or strengthening, including the need for the creation of additional committees, and the results shall be summarized in a report by the Committee that is presented to the full Board during the fourth regularly scheduled Board meeting in each year. The Board shall discuss the report and consider any recommendations set forth therein. The Board may request that any member who receives unfavorable performance reviews from at least a majority of the other members of the Board or any committee upon which he or she serves resign from the Board or any such committee.
Monitor and Evaluate the Corporate Governance Matters
The Committee shall review the Company’s corporate governance documents, policies and procedures. In carrying out this responsibility, the Committee shall:
16.	Review periodically the adequacy of the certificate of incorporation and bylaws of the Company and recommend to the Board, as necessary, that it propose amendments to those documents for consideration by the shareholders;
17.	Determine whether the Guidelines are being effectively adhered to and implemented;
18.	Ensure that the Guidelines are appropriate for the Company and comply with applicable laws, regulations and listing standards;
19.	Recommend any desirable changes in the Guidelines to the Board during the fourth regularly scheduled Board meeting in each year;
20.	Consider any other corporate governance issues that may arise from time to time, and develop appropriate recommendations to the Board.

Board Orientation and Continuing Education
21.	The Committee, working with the Company’s senior management, shall be responsible for the development of an orientation program for new Directors, which shall be designed both to familiarize new Directors with the full scope of the Company’s business and key challenges and to assist new Directors in developing and maintaining the skills necessary or appropriate for the discharge of their responsibilities. The program should include background material, meetings with senior management and visits to the Company’s key facilities.
Review of Management Succession Plans
22.	The Committee shall be responsible for planning for succession in the senior management ranks of the Company, including the office of Chief Executive Officer. The Chief Executive Officer shall report to the Committee at the time of the fourth regularly scheduled Board meeting in each year regarding the processes in place to identify talent within the Company to succeed to senior management positions and the information developed during the current calendar year pursuant to those processes.
Other Nominating/Corporate Governance Committee Responsibilities
The Committee shall discharge the following additional responsibilities:
23.	Perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate, including a review and assessment of this Charter at least annually and the submission of any recommended changes therein to the Board at its fourth regularly scheduled meeting in each year.
24.	Consider at least annually and recommend to the Board suggested changes, if any, in the size of the Board.
25.	Review the corporate governance disclosures in the Company’s proxy statement for each annual meeting of shareholders.
26.	Approve service by the Chief Executive Officer or any other member of senior management on the board of directors of any company if the Committee deems such service appropriate and desirable under the circumstances.
27.	Receive, evaluate and formulate a recommendation to the Board regarding any resignation letter received from a non-management director upon his or her resignation or retirement from, or termination of, his or her principal current employment, or other similar change in professional occupation or association.
28.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Appendix IV
NATIONAL OILWELL VARCO, INC.
(“Company”)
CORPORATE GOVERNANCE GUIDELINES
As Amended and Restated by the Board of Directors on February 19, 2008
I. Objectives Sought to be Achieved
The Board of Directors of the Company (the “Board”) has adopted these guidelines to promote the effective functioning of the Board and its committees.
II. Composition, Structure and Qualifications of the Board of Directors
     A. Size of the Board. The bylaws provide that the number of Directors shall be determined from time to time by resolution of the Board. The Board believes that at the present time the optimal number of Directors is nine, but the Board will review this matter annually and will increase or decrease the number of Directors as appropriate after considering the recommendation of the Nominating/Corporate Governance Committee.
     B. Board Membership Criteria. It is the policy of the Board of Directors that the Board will reflect the following characteristics at the earliest practicable time but in no event later than the time, if any, that each of the following becomes a legal or regulatory requirement:
•	Each Director shall have a reputation for integrity, honesty, candor, fairness and discretion;

•	Each Director shall be knowledgeable, or willing to become so quickly, in the critical aspects of the Company’s businesses and operations;

•	Each Director shall be experienced and skillful in serving as a competent overseer of, and trusted advisor to, the senior management of at least one substantial enterprise;

•	Only one member of the Board shall be an executive officer or other employee of the Company. It is anticipated that under normal circumstances that employee shall be the Chief Executive Officer;

•	Directors will be diverse in gender, race and background, consistent with the Board’s requirements for knowledgeable, experienced, motivated and ethical members;

•	A majority of the Directors shall meet the standards of independence from the Company and its management set forth under the section entitled “Director Independence” below; and

•	Directors will possess a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the full scope of the Company’s operations and interests.
     C. Director Independence.
          a. Independence Generally. A majority of the members of the Board shall be “independent” within the meaning of the rules (the “Listing Rules”) of the New York Stock Exchange (“NYSE”). Directors who do not meet the NYSE’s independence standards also make valuable contributions to the Board and to the Company by reason of their experience and wisdom. For a Director to be deemed “independent,” the Board shall affirmatively determine that the Director has no material relationship with the Company or its affiliates or any member of the senior management of the Company or his or her affiliates. In making this determination, the Board shall not deem a Director to be independent if he or she:
•	Is, or within the lesser of the past three years or the period since the effective date of the Listing Rules has been, employed by the Company or any of its affiliates;

•	Is, or within the lesser of the past three years or the period since the effective date of the Listing Rules has been, affiliated with or employed by a present or former internal or external auditor of the Company or any of its affiliates;

•	Currently is employed, or within the lesser of the past three years or the period since the effective date of the Listing Rules was employed, as an executive officer of another company where any of the present executives of the Company or any of its affiliates serves on the compensation committee of that company;

•	Is, or within the lesser of the last three years or the period since the effective date of the Listing Rules has been, an executive officer or employee of another company who makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year exceeds the greater of at least 2% or $1 million of such other company’s consolidated gross revenues for that year;

•	Receives directly or indirectly any consulting, advisory or other compensatory fee from the Company or an affiliate of the Company (other than compensation received as a Director); or

•	Is a member of the immediate family of any person who would not qualify as independent under the foregoing standards; provided, that employment of an immediate family member of a Director in a non-officer position shall not preclude the Board from determining that the Director is independent.

          b. Certain Definitions. For purposes of these Guidelines, the terms:
•	“affiliate” means any corporation or other entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity; and

•	“immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home.
          c. Annual Review. The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall be asked to provide the Board with full information regarding the Director’s business and other relationships with the Company and its affiliates and with senior management and their affiliates to enable the Board to evaluate the Director’s independence. Following such annual review, only those Directors whom the Board affirmatively determines have no material relationship with the Company will be considered independent Directors, subject to additional qualifications prescribed under the Listing Rules. The basis for any determination that a relationship is not material will be published in the Company’s annual proxy statement.
          d. Change in Circumstances. Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships among Directors, between Directors and the Company and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to the approval requirement set forth in the provision below entitled “Directors Who Change Their Corporate Affiliations.”
     D. Additional Independence Criteria for Audit Committee Members. No Director may serve on the Audit Committee of the Board unless such director meets all of the criteria established for audit committee service by the Sarbanes-Oxley Act, any other law and any rule or regulation of any regulatory body or self-regulatory body applicable to the Company, including the Securities and Exchange Commission (the “SEC”) and the NYSE.
     E. Directors Who Change Their Corporate Affiliations. Each Director shall submit to the Nominating/Corporate Governance Committee for its consideration a letter of resignation upon resignation or retirement from, or termination of, the Director’s principal current employment, or other similarly material changes in professional occupation or association. Following receipt of a recommendation from the Nominating/Corporate Governance Committee, the Board shall be free to accept or reject the letter of resignation. The Board shall act promptly with respect to each such letter of resignation and shall promptly notify the Director concerned of its decision.
     F. Age, Term and Other Limits. These Guidelines have been adopted to promote high standards of professionalism and commitment in regards to service by the Company’s

Directors and Executive Officers. A Director shall not be nominated to a new term if he or she would be age 70 or older at any time during such new term.
     G. Selection of Directors.
          a. The Nominating/Corporate Governance Committee shall be responsible for identifying candidates for membership on the Board. Prospective candidates for Director may be initially identified by the Chair of the Board or any Director, shall be interviewed by members of the Nominating/Corporate Governance Committee and shall be recommended by that committee to the full Board for its consideration and approval. Invitations for membership on the Board shall be extended by the Chair of the Board or such other person as may be designated by the Nominating/Corporate Governance Committee.
          b. The Board recognizes that it is important for the Board to balance the benefits of continuity with the benefits of fresh viewpoints and experience. In selecting Directors, whether new candidates or continuing Directors, the Board shall give the highest priority to meeting the standards and qualifications set forth at the beginning of these Guidelines. In this connection, the Board shall seek candidates whose occupation, service on other boards, or other time constraints will not adversely affect their ability to dedicate the requisite time to service on this Board.
          c. The Board shall nominate for election or reelection only candidates who agree to tender, promptly following the annual meeting at which they are elected or reelected as director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face reelection and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with these Corporate Governance Guidelines.
     H. Voting for Directors. In accordance with the Company’s Bylaws, a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement with the Securities and Exchange Commission (regardless of whether or not the proxy statement is thereafter revised or supplemented) the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. The Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for reelection.
If an incumbent director fails to receive the required votes for reelection, the Nominating/Corporate Governance Committee shall promptly determine whether to accept the director’s resignation offer and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the

Nominating/Corporate Governance Committee will consider all factors deemed relevant by the members of the Nominating/Corporate Governance Committee including, without limitation, the stated reasons why stockholders voted against election of such director, the length of service and the qualifications of the director whose resignation has been tendered, the director’s contributions to the Company, applicable Bylaw provisions, and these Corporate Governance Guidelines.
The Board will act on the Nominating/Corporate Governance Committee’s recommendation no later than ninety (90) days following certification of the shareholder vote. In considering the Nominating/Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Nominating/Corporate Governance Committee and such additional information and factors the Board believes to be relevant. Following the Board’s decision on the Nominating/Corporate Governance Committee’s recommendation, the Company will promptly disclose the Board’s decision whether to accept the director’s resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a Form 8-K filed with the Securities and Exchange Commission.
The Board expects any director who fails to receive the required vote for reelection to abstain from participating in any decision regarding his or her resignation. If a majority of the members of the Nominating/Corporate Governance Committee failed to receive more votes cast “for” than “against” his or her election or reelection at the same election, the Board of Directors will appoint a Board committee of the independent directors who are on the Board who did receive more votes cast “for” than “against” his or her election or reelection solely for the purposes of considering the tendered resignations and will recommend to the Board whether to accept or reject them. This Board committee may, but need not, consist of all of the independent directors who received more votes cast “for” than “against” his or her election or reelection.
To the extent that one or more of the directors’ resignations are accepted by the Board, the Nominating/Corporate Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board. Any such action shall be effected in accordance with the applicable provisions of the Company’s Certificate of Incorporation and Bylaws and these Corporate Governance Guidelines. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his successor is duly elected, or his or her earlier resignation or removal.
This provision on voting for directors will be summarized or included in each proxy statement relating to the election of directors.
III. Responsibilities of the Board of Directors
     A. Oversight Functions. The Board of Directors has four regularly scheduled meetings a year at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. In addition to its general oversight of management, the Board also performs a number of specific functions, including:

•	Selecting, monitoring, evaluating, compensating, and, if necessary, replacing the Chief Executive Officer and ensuring management succession in consultation with the Nominating/Corporate Governance Committee and the Compensation Committee;

•	Selecting, monitoring, evaluating, compensating, and, if necessary, replacing the other senior executives in consultation with the Chief Executive Officer;

•	Reviewing and approving management’s strategic and business plans, including developing a depth of knowledge of the businesses being served, understanding and questioning the assumptions upon which such plans are based, and reaching an independent judgment as to the probability that the plans can be realized;

•	Reviewing and approving the Company’s financial objectives, plans, and actions, including significant capital allocations and expenditures;

•	Establishing and approving the Company’s policies regarding levels of delegated authority;

•	Monitoring corporate performance against the Company’s strategic and business plans, including overseeing the Company’s operating results on a regular basis to evaluate whether its businesses are being properly managed;

•	Promoting ethical behavior and compliance with laws and regulations, auditing and accounting principles, and the Company’s own governing documents;

•	Reviewing, approving and periodically revising, as appropriate, the Company’s mission statement, these Guidelines and the charters of the Board’s various standing Committees;

•	Assessing the Board’s own effectiveness in fulfilling these and other Board and committee responsibilities; and

•	Performing such other functions as are prescribed by law, or assigned to the Board in the Company’s governing documents.
The Board of Directors has delegated to the Chief Executive Officer, working with the other executive officers of the Company and its affiliates, the authority and responsibility for managing the business of the Company in a manner consistent with the standards set forth in these Guidelines, and in accordance with any specific plans, instructions or directions of the Board.
     B. Evaluation of Board Performance.
          a. The Audit Committee shall periodically assess the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers (the “Code”) and the other policies referred to in or constituting part of the

Company’s Code of Ethics (as defined in the Code) to assure that each of them addresses appropriate topics, contains compliance standards and procedures, and comports with relevant law and the Listing Rules. Members of the Board of Directors shall act at all times in accordance with the requirements of the Code of Ethics, which shall be applicable to each Director. The Board may not waive the application of the Code of Ethics for any Executive Officer or Director, but may determine that the substantive requirements of the Code of Ethics are not contravened by a particular set of circumstances.
          b. The Nominating/Corporate Governance Committee shall conduct an annual review and evaluation of the conduct and performance of the Board, its members, the Board’s standing committees and their members based upon completion by each Director of an evaluation form circulated annually, that includes, among other things, an assessment of:
•	The composition and independence of the Board and each standing committee of which such Director is a member;

•	Access to and review of information from management by the Board and each standing committee of which a Director is a member, and the quality of such information;

•	The performance of the members of the Board and each standing committee of which such Director is a member;

•	The Board’s responsiveness to stockholder concerns;

•	Maintenance and implementation of the Company’s Code of Ethics; and

•	Maintenance and implementation of these Guidelines.
The review shall seek to identify specific areas, if any, in need of improvement or strengthening and the results shall be summarized in a report delivered by the Nominating/Corporate Governance Committee to the full Board annually. The Board shall discuss the report and consider any recommendations set forth therein. The Board may request that any member who receives unfavorable performance reviews from at least a majority of the other members of the Board or any committee upon which he or she serves resign from the Board or any such committee.
Service on the board of directors of any company by the Chief Executive Officer or any other member of the Company’s senior management shall be approved by the Nominating/Corporate Governance Committee prior to the commencement of service on any such board.
     C. Communications with Third Parties. Generally, the Chief Executive Officer, the Chief Financial Officer or one of their designees shall be the chief spokesperson for the Company, except under extraordinary circumstances, in which event the Chair and/or the Lead Director shall serve as the spokesperson for the Company.

     D. Access to Managers and Outside Advisors. Each Director may consult with any manager or employee or with any outside advisor to the Company at any time. If appropriate, it is expected that the Director will inform the Chief Executive Officer when significant issues are being discussed. The Board, as well as each Committee of the Board, shall have the right to retain, at the Company’s expense, such outside advisors as the Board or applicable Committee shall deem appropriate.
     E. Selection and Annual Evaluation of Chief Executive Officer.
          a. The Chief Executive Officer should exhibit and have a reputation for dedication, integrity, honesty, candor, fairness and discretion. The Chief Executive Officer should also be knowledgeable or willing to become so quickly in the critical aspects of the Company’s businesses and operations. He or she should be experienced in serving in a leadership position as a member of senior management of a substantial publicly held corporation, including extensive experience in matters such as dealing with employees, investors, customers, vendors, competitors, suppliers, rating agencies and regulatory authorities.
          b. Annually, the Compensation Committee shall solicit information from each Director regarding the performance of the Chief Executive Officer during the current year. The Compensation Committee shall compile the information and present an evaluation of the Chief Executive Officer’s performance and a recommendation regarding the terms of his or her continued employment to the independent members of the Board. Thereafter, the Compensation Committee shall discuss its evaluation and the recommendation of the independent members of the Board with the Chief Executive Officer.
     F. Management Succession. The Nominating/Corporate Governance Committee shall be responsible for planning for succession in the senior management ranks, including the office of the Chief Executive Officer. The Chief Executive Officer shall be responsible for: (a) developing processes to identify talent within the Company to succeed to senior positions in management; and (b) annually discussing such processes and presenting the information developed pursuant thereto to the Nominating/Corporate Governance Committee for its consideration.
IV. Board Meetings
     A. General. The Chair of the Board, with input from the other members of the Board, shall determine the timing and length of the meetings of the Board. The Board expects that four regular meetings at appropriate intervals are in general desirable for the performance of the Board’s normal responsibilities. In addition to regularly scheduled meetings, unscheduled or special Board meetings may be called upon appropriate notice at any time to address specific needs of the Company.
     B. Attendance. Directors are expected to attend and participate in person in each regularly scheduled Board meeting, as well as the dinner meeting held the evening before each regularly scheduled Board meeting. It is recognized, however, that telephone conference participation by a Director may be necessary from time to time and that such participation is preferable to a Director missing a Board meeting.
     C. Agenda. The Chair shall establish the agenda for each Board meeting with input from the other Directors. Each agenda for a regularly scheduled Board meeting will include an “Other Business” segment. Each Director shall have the ability to include items on the agenda, request the presence of or a report by any member of the Company’s senior management or raise subjects during the “Other Business” segment of each regularly scheduled Board meeting that are not on the agenda for that meeting. The Chair of the Board or the Corporate Secretary shall circulate the final agenda among the Directors. To the extent deemed appropriate by the Chief Executive Officer, the operating heads of the major businesses of the Company shall be afforded an opportunity to make presentations to the Board. The Company’s Chief Executive Officer (if not a Director), Chief Financial Officer and Corporate Secretary shall attend each meeting of the Board, unless requested otherwise by the Board. Directors may request that other appropriate members of senior management present to the Board information on specific topics relating to the Company and its operations.
     D. Board Materials. Directors shall receive information and data that are important to their understanding of the businesses of the Company in sufficient time to prepare for meetings and in any event at least two business days prior to any regularly scheduled meeting in the case of a regular agenda item and as promptly as practicable thereafter with respect to any special agenda item. Information and data relating to matters to be addressed at a specially scheduled meeting shall be received by Directors as soon as practicable prior to the meeting. This material shall be as concise as possible while providing the requisite information; and it shall include highlights and summaries whenever appropriate. The material may be distributed by electronic means, regular mail, fax, courier, or overnight mail. However, it is recognized that certain circumstances may on occasion cause written materials to be unavailable in advance of the meeting.
     E. Meetings of Non-Management Directors in Executive Session. After each regularly scheduled meeting of the Board of Directors, the non-management members of the Board shall meet in regularly scheduled executive session, without the participation of the Chief Executive Officer or other members of the Company’s management to review matters concerning the relationship of the Board with the management Directors and other members of the Company’s management and such other matters as the Lead Director and participating Directors may deem appropriate. The Board shall not take formal actions at such sessions, although the participating Directors may make recommendations for consideration by the full Board. Additional executive sessions may be scheduled from time to time as determined by the Lead Director or a majority of the non-management Directors. The topics discussed at each meeting shall be summarized for the Chief Executive Officer by the Lead Director or the other non-management Directors participating in the meeting.
V. Board Committees and Committee Membership
     A. Number and Establishment of Committees. There are currently three standing Committees of the Board of Directors: Audit, Compensation and Nominating/Corporate Governance. From time to time, the Board may designate ad hoc Committees in conformity with the Company’s bylaws. Each standing Committee shall have the authority and responsibilities delineated in the Company’s bylaws, the resolutions creating it and any applicable charter. No standing Committee is authorized to create a subcommittee. The Board of Directors shall have the authority to disband any ad hoc or standing Committee when it deems it appropriate to do so, provided that the Company shall at all times have such Committees as may be required by applicable law or listing standards.
     B. Assignment of Committee Members. The Nominating/Corporate Governance Committee, in consultation with the Chair of the Board, and after considering the desires, experience and expertise of individual Directors, shall make a recommendation and report to the Board regarding the assignment of Directors to Committees, including the designation of Committee Chairs. Committees and their Chairs shall be appointed by the Board of Directors annually at the annual organizational meeting of the Board of Directors. It is the Board’s policy that only Directors who at all times meet the independence and other requirements of applicable law, listing requirements and these Guidelines shall serve on the Company’s standing Committees.
     C. Committee Charters. Each standing Committee shall have a written charter, which shall be approved by the full Board of Directors and state the purpose of such Committee. Committee charters shall be reviewed periodically to reflect the activities of each of the respective Committees, changes in applicable law or regulation and other relevant considerations, and proposed revisions to such charters shall be approved by the full Board of Directors. If any Director ceases to be independent under the standards set forth herein while serving on any Committee whose members must be independent, he or she shall promptly resign from that Committee.
     D. Committee Meetings. Each Committee Chair, in consultation with the Chair of the Board, shall establish agendas and, and subject to any requirements in the applicable committee charter, set meetings at the frequency and length appropriate and necessary to carry out the Committee’s responsibilities. Any Director who is not a member of a particular Committee may attend any Committee meeting, unless otherwise requested by the Committee Chair. All Directors shall be entitled to receive information distributed in respect of any particular Committee meeting, unless (i) otherwise requested by the Committee Chair or (ii) the Director elects not to receive such materials.
VI. Director Compensation.
The Compensation Committee shall review annually the Directors’ compensation package and make recommendations as appropriate to the full Board. Director compensation should be sufficient to enable the Company to attract talented and qualified individuals to serve on the Board and its standing Committees. Director compensation must be the sole remuneration from the Company for members of the Audit, Compensation, and Nominating/Corporate Governance Committees.

VII. Board Leadership
Subject to review from time to time, the Company will continue to combine the roles of Chair of the Board and Chief Executive Officer and will appoint a Lead Director, as set forth below.
     A. Role of the Chair. The Chair is responsible for coordinating the activities of the Board. In addition to the duties of a regular Board member and those set forth in the Company’s bylaws applicable to the office, the Chair has the following specific responsibilities:
•	Schedule Board meetings in a manner that enables the Board and its committees to perform their duties responsibly while not interfering with the ongoing operations of the Company;

•	Prepare, with input from the Chief Executive Officer if the same person does not hold both offices, committee chairs and other Directors, the agendas for the Board meetings;

•	Define the quality, quantity and timeliness of the flow of information between senior management and the Board;

•	Approve, in consultation with other Directors, the retention of consultants who report directly to the Board;

•	Interview, along with the members of the Nominating/Corporate Governance Committee, all Board candidates, and make recommendations to that committee;

•	Assist the Board in the implementation of these Guidelines; and

•	Consult with the Nominating/Corporate Governance Committee with respect to the membership of the various Board committees and the selection of the committee chairs.
     B. Role of Lead Director. Each year, the non-employee Directors shall appoint a Lead Director, who shall be an independent Director and whose responsibilities shall include:
•	developing the agenda for, and presiding over the executive sessions of, the Board’s non-management Directors;

•	facilitating communications between the Chair of the Board and other members of the Board;

•	with the Chair of the Board and Chief Executive Officer, coordinating the assessment of the committee structure, organization, and charters, and evaluating the need for any changes;

•	acting as principal liaison between the non-management Directors and the Chief Executive Officer on matters dealt with in executive session; and

•	assume such further tasks as the independent directors may determine from time to time.
     If the Chair of the Board is an independent Director, the Company expects that person shall also serve as the Lead Director.
VIII. Director Orientation and Continuing Education.
The Nominating/Corporate Governance Committee, working with the Company’s senior management, shall provide appropriate orientation programs for new Directors, which shall be designed both to familiarize new Directors with the full scope of the Company’s businesses and key challenges and to assist new Directors in developing and maintaining the skills necessary or appropriate for the performance of their responsibilities. The Nominating/Corporate Governance Committee, working with the Company’s senior management, shall also periodically provide materials or briefing sessions for all Directors on subjects that would assist them in discharging their duties and manage for visits to the Company’s key facilities. The Company shall offer annually to pay the costs for each Director attending and participating in one professionally sponsored conference or educational program designated to familiarize directors of publicly held companies with their duties and responsibilities.
IX. Miscellaneous
     A. Repricing Stock Options. The Company shall not reprice any stock options.
     B. Prohibition on Loans to Directors and Executive Officers. The Company shall not make any personal loans or extensions of credit to nor become contingently liable for any indebtedness of Directors or Executive Officers.
     C. Stock Ownership by Directors and Executive Officers. Directors and Executive Officers are encouraged to own shares of the Company’s stock and increase their ownership of those shares over time.
     D. Corporate Governance Guidelines. The Nominating/Corporate Governance Committee shall reevaluate, no less frequently than annually, these Guidelines and recommend to the Board such revisions as it deems necessary or appropriate for the Board to discharge its responsibilities more effectively. If the Board ascertains at any time that any of the Guidelines set forth herein are not in full force and effect, the Board shall take such action as it deem reasonably necessary to assure full compliance as promptly as practicable. Copies of the current version of these Guidelines, the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers, the Code of Ethics for Senior Financial Officers and the charter for each standing Committee of the Board shall be posted on the Company’s website.

Appendix V
NATIONAL OILWELL VARCO, INC.
CODE OF BUSINESS CONDUCT AND ETHICS FOR
MEMBERS OF THE BOARD OF DIRECTORS
AND EXECUTIVE OFFICERS
Amended and Restated by the Board of Directors on November 16, 2005
     The Board of Directors (the “Board”) of National Oilwell Varco, Inc. (the “Company”) has adopted the following Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers (this “Code”). This Code is intended to focus the Board, each Director, Company management, and each Executive Officer on areas of ethical risk, provide guidance to Directors and management to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and help foster a culture of honesty and accountability. Each Director and Executive Officer must comply with the letter and spirit of this Code. This Code, the Company’s Business Ethics Policy, Conflict of Interest Policy, Policy Regarding Employee Inventions and Confidential Information, Improper Business Payments Policy, Policy Regarding U.S. Antitrust Laws, Code of Ethics for Senior Financial Officers and Policy on Insider Trading, in the aggregate constitute the Company’s Code of Ethics.
     No code or policy can anticipate every situation that may arise. Accordingly, this Code is intended to serve as a source of guiding principles for Directors and Executive Officers. Directors and Executive Officers are encouraged to bring questions about particular circumstances that may implicate one or more of the provisions of this Code to the attention of the Chair of the Audit Committee, who may consult with legal counsel as appropriate.
     Executive Officers of the Company, including Directors who also serve as Executive Officers of the Company should read this Code in conjunction with the Company’s Business Ethics Policy.
     1. Conflict of Interest.
     A “conflict of interest” occurs when a Director’s or Executive Officer’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. Conflicts of interest also arise when a Director or Executive Officer, or a member of his or her immediate family, receives improper personal benefits as a result of his or her position as a Director or Executive Officer of the Company. The Company shall not make any personal loans or extensions of credit to nor become contingently liable for any indebtedness of Directors or Executive Officers or a member of his or her family.
     Directors and Executive Officers must avoid conflicts of interest with the Company. Any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company must be disclosed immediately to the Chair of the Audit Committee.

     This Code does not attempt to describe all possible conflicts of interest which could develop. Some of the more common conflicts from which Directors and Executive Officers must refrain, however, are set out below.
•	Relationship of Company with third parties. Directors and Executive Officers may not engage in any conduct or activities that are inconsistent with the Company’s best interests or that disrupt or impair the Company’s relationship with any person or entity with which the Company has or proposes to enter into a business or contractual relationship.

•	Compensation from non-Company sources. Directors and Executive Officers may not accept compensation, in any form, for services performed for the Company from any source other than the Company.

•	Gifts. Directors and Executive Officers and members of their families may not offer, give or receive gifts from persons or entities who deal with the Company in those cases where any such gift is being made in order to influence the Directors’ or Executive Officers’ actions as members of the Board and senior management of the Company, or where acceptance of the gifts could create the appearance of a conflict of interest.
     2. Corporate Opportunities.
     Directors and Executive Officers owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. Executive Officers, and Directors when an opportunity that relates to the Company’s business has been presented to the Directors solely by the Company or its agents and until such time as the Company has determined that it will not pursue the opportunity, are prohibited from: (a) taking for themselves personally opportunities that are discovered through the use of corporate property, information or the Director’s or Executive Officer’s position; (b) using the Company’s property, information, or position for personal gain; or (c) personally competing with the Company, directly or indirectly, for business opportunities. However, if it has been determined that the Company will not pursue an opportunity that relates to the Company’s business, a non-management Director may do so.
     3. Confidentiality.
     Directors and Executive Officers must maintain the confidentiality of information entrusted to them by the Company or its customers, and any other confidential information about the Company that comes to them, from whatever source, in their capacity as Director or Executive Officer, except when disclosure is authorized or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed.

     4. Protection and Proper Use of Company Assets.
     Theft, carelessness and waste of assets have a direct impact on the Company’s profitability. Directors and Executive Officers shall protect the Company’s assets and ensure their efficient use.
     5. Fair Dealing.
     The conduct required by fair dealing requires honesty in fact and the observance of reasonable commercial standards of fair dealing. Directors and Executive Officers shall deal fairly and oversee fair dealing by employees and officers with the Company’s directors, officers, employees, customers, suppliers and competitors. None should do anything that could be interpreted as dishonest or outside reasonable commercial standards of fair dealing.
     6. Compliance with Laws, Rules and Regulations.
     Directors and Executive Officers shall comply, and oversee compliance by employees, officers and other directors, with all laws, rules and regulations applicable to the Company.
     7. Compliance with this Code Cannot be Waived.
     While compliance with this Code cannot be waived by the Board or any Committee of the Board, the Board may, upon a favorable recommendation from its Audit Committee, determine that a proposed course of conduct does not contravene the substantive requirements of this Code.
     8. Encouraging the Reporting of any Illegal or Unethical Behavior.
     Directors and Executive Officers should promote ethical behavior and take steps to create a working environment at the Company that: (a) encourages employees to talk to supervisors, managers and other appropriate personnel when in doubt about the best course of action in a particular situation; (b) encourages employees to report violations of laws, rules, regulations or the Company’s Code of Ethics to appropriate personnel; and (c) fosters the understanding among employees that the Company will not permit retaliation for reports made in good faith.
     9. Failure to Comply; Compliance Procedures.
     A failure by any Director or Executive Officer to comply with the laws or regulations governing the Company’s business, this Code or any other Company policy or requirement may result in disciplinary action, and, if warranted, legal proceedings. Directors and Executive Officers should communicate any suspected violations of this Code promptly to the Chair of the Audit Committee. Violations will be investigated by the Audit Committee or by a person or persons designated by the Audit Committee and appropriate action will be taken in the event of any violations of this Code.
     10. Annual Review.
     Annually, each Director and Executive Officer shall provide written certification that he or she has read and understands this Code and its contents and that he or she has not violated, and is not aware that any other Director or Executive Officer has violated, this Code.

Appendix VI
NATIONAL OILWELL VARCO, INC.
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
Amended and Restated by the Board of Directors on November 16, 2005
I certify that I will adhere to the following principles and responsibilities, as well as the Company’s Policy on Business Ethics and other legal and compliance policies and procedures (collectively the “Code”):
•	Act with honesty and integrity, avoiding actual or apparent conflicts of interest involving personal and professional relationships;

•	To the best of my knowledge and abilities, I will provide other officials and constituents of the Company information that is full, fair, complete, objective, timely and understandable;

•	To the maximum extent possible, take actions and develop financial and accounting procedures that ensure that the Company’s books and records are accurate, and in conformance with recognized and required accounting standards, nationally and internationally;

•	To the best of my knowledge and abilities, I will comply with rules and regulations of U.S. and non-U.S. governmental entities, as well as other private and public regulatory agencies, to which the Company is subject;

•	Act at all times in good faith, responsibly, with due care, competence and diligence, and without any misrepresentation of material facts;

•	Act objectively, without allowing my independent judgment to be subordinated;

•	Respect the confidentiality of Company information, except when authorized or otherwise required to make any disclosure, and avoid the use of any Company information for personal advantage;

•	Share my knowledge and skills with others to improve the Company’s communications to its constituents;

•	Promote ethical behavior among employees under my supervision at the Company;

•	Promptly report to the Chair of the Audit Committee of the Board of Directors of the Company any violations of the Code; and

•	Protect the Company’s assets and resources and ensure their efficient use.

NATIONAL OILWELL VARCO, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
ON MAY 14, 2008
The undersigned hereby appoints Clay C. Williams and Dwight W. Rettig or either of them with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of National Oilwell Varco, Inc. to be held on Wednesday, May 14, 2008, and any adjournments thereof, and to vote the shares of stock that the signer would be entitled to vote if personally present as indicated on the reverse side and, at their discretion, on any other matters properly brought before the meeting, and any adjournments thereof, all as set forth in the April 4, 2008 proxy statement.
This proxy is solicited on behalf of the board of directors of National Oilwell Varco, Inc. The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted in accordance with the recommendations of the board of directors for all director nominees, for the ratification of the independent auditors and for the approval of the National Oilwell Varco Annual Incentive Plan.
The undersigned acknowledges receipt of the April 4, 2008 Notice of Annual Meeting and the Proxy Statement, which more particularly describes the matters referred to herein.
(Continued and to be signed on the reverse side)

Please date, sign and mail your proxy card back as soon as possible!
x	Please mark your vote as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2 AND “FOR”
PROPOSAL 3.

1.	The election of directors:
Robert E. Beauchamp
	☐	FOR	☐	AGAINST	☐	ABSTAIN

Jeffery A. Smisek
	☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	Ratification of Independent Auditors:

	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Approval of National Oilwell Varco Annual Incentive Plan

	☐	FOR	☐	AGAINST	☐	ABSTAIN

Signature	Signature if held jointly

Date	Date

(Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)